UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TILE SHOP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TILE SHOP HOLDINGS, INC.

14000 Carlson Parkway

Plymouth, Minnesota 55441

Telephone: (763) 852-2950

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2025

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Tile Shop Holdings, Inc. (the “Company”) on Tuesday, June 3, 2025, at 10:00 a.m. (Central Time). The Annual Meeting will be held virtually. Shareholders may participate by logging in at www.virtualshareholdermeeting.com/TTSH2025.

The agenda for the Annual Meeting includes:

1.	The election of Peter J. Jacullo III and Cabell H. Lolmaugh to serve as Class I directors to hold office until the 2028 Annual Meeting of Shareholders.

2.	The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.	The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

4.	The approval, on a non-binding advisory basis, of the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers.

5.	Any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 8, 2025. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sincerely,

/s/ Cabell H. Lolmaugh

Cabell H. Lolmaugh

Chief Executive Officer, President and Director

Plymouth, Minnesota

April 11, 2025

You are cordially invited to attend the Annual Meeting virtually. For more information about the virtual meeting format, please see instructions in the attached proxy statement. Whether or not you expect to attend the Annual Meeting, please vote your shares. You may vote over the telephone or the Internet as instructed in the proxy statement accompanying this Notice. If you received a proxy card and voting instructions by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided. Any shareholder attending the virtual Annual Meeting may vote online during the Annual Meeting, even if you already returned a proxy card or voted by proxy over the telephone or the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON JUNE 3, 2025:

The Proxy Statement and Fiscal 2024 Annual Report to Shareholders are available at www.proxyvote.com

i

TILE SHOP HOLDINGS, INC.

14000 Carlson Parkway

Plymouth, Minnesota 55441

Telephone: (763) 852-2950

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board” or “Board of Directors”) of Tile Shop Holdings, Inc. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually on Tuesday, June 3, 2025, at 10:00 a.m. (Central Time), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online, at www.virtualshareholdermeeting.com/TTSH2025, to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the telephone or the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and shareholders of record access to our proxy materials over the Internet. Beneficial owners are shareholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 11, 2025 to our beneficial owners and shareholders of record who owned our common stock at the close of business on April 8, 2025. Beneficial owners and shareholders of record will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and shareholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and shareholders of record the Notice. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the shareholder terminates such election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to beneficial owners or shareholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or shareholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive our future proxy materials electronically by visiting www.proxyvote.com. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting www.proxyvote.com, sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639.

The SEC has enacted rules that permit us to make available electronic versions of the proxy materials to shareholders even if the shareholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to our beneficial owners and shareholders of record.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 8, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 44,729,924 shares of our common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, Broadridge Financial Solutions, LLC, then you are a shareholder of record. As a shareholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided, if you received paper copies of the proxy materials, or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting and may vote online during the Annual Meeting by entering the 16-digit control number included on your Notice, proxy card or the voting instructions that accompanied your proxy materials.

What am I voting on?

There are three matters scheduled for a vote:

1.	Election of Peter J. Jacullo III and Cabell H. Lolmaugh to serve as Class I directors to hold office until the 2028 Annual Meeting of Shareholders.

2.	Ratification of the appointment by the Audit Committee of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (sometimes referred to as “say-on-pay”).

4.	Approval, on a non-binding advisory basis, of the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers (sometimes referred to as “say-on-frequency”).

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for all nominees or any nominee you specify. For Proposals 2 and 3 (the ratification of the Audit Committee’s appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and the advisory vote on named executive officer compensation), you may vote “For” or “Against,” or abstain from voting, on each proposal. For Proposal 4 (the advisory vote on the frequency of the advisory vote on named executive officer compensation), you may specify whether your shares should be voted for a one-year, two-year or three-year frequency or abstain with respect to such proposal.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote online during the Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the Internet, including by scanning the QR code provided on the Notice or proxy card with your mobile device. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the meeting even if you have already voted by proxy.

●	To attend the Annual Meeting and vote online during the Annual Meeting, you must enter the 16-digit control number found on your proxy card or Notice, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/TTSH2025.

●	If you received paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on June 2, 2025, to be counted.

●	To vote over the Internet, go to www.proxyvote.com or scan the QR code provided on the Notice or proxy card with your mobile device to complete an electronic proxy card. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on June 2, 2025, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you may have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is submitted to your broker, bank or other agent. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote online during the Annual Meeting, you will need the 16-digit control number found on your Notice, proxy card or voting instruction form, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/TTSH2025.

Please follow the instructions at www.virtualshareholdermeeting.com/TTSH2025 to vote your shares during the Annual Meeting, whether you are a beneficial owner or shareholder of record. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice. We encourage you to access the Annual Meeting before the start time of 10:00 a.m. (Central Time), on June 3, 2025. Please allow ample time for online check-in, which will begin at 9:45 a.m. (Central Time) on June 3, 2025.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 8, 2025. There is no cumulative voting for election of directors.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all the nominees for director, “For” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “For” the advisory vote on named executive officer compensation, and “One Year” for the advisory vote on the frequency of the advisory vote on named executive officer compensation.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have not yet retained, but may retain, a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including a fee and reasonable out-of-pocket expenses for the proxy solicitor, if any.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you receive more than one Notice, proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting submission instructions you receive for each account to ensure that all your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our fiscal 2024 Annual Report to Shareholders are available at www.proxyvote.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting, subject to the voting deadlines that are described on the proxy card, voting instruction form or Notice, as applicable. Only your latest proxy timely received will be counted.

If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date.

●	You may submit a new proxy by telephone or Internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 14000 Carlson Parkway, Plymouth, Minnesota 55441.

●	You may attend the Annual Meeting and vote online; however, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Brokers are not permitted to vote on matters that are not considered “routine,” including election of nominees for director, the advisory vote on named executive officer compensation, and the advisory vote on the frequency of the advisory vote on named executive officer compensation; therefore, if your shares are held by a broker, you must provide voting instructions if you want your broker to vote on these matters. Ratification of the appointment of RSM US LLP is considered a “routine” matter; therefore, your broker generally will have discretion to vote your shares on this proposal if you do not provide voting instructions.

The effect of a broker non-vote on each proposal is discussed below. Broker non-votes are counted as present for the purpose of determining a quorum at the Annual Meeting.

How many votes are needed to approve each proposal?

Proposal	Required Vote	Effect of Withhold Votes, Abstentions and Broker Non-Votes
Proposal 1 –Election of two Class I Directors	The two nominees receiving the most “For” votes (cast by the holders of shares entitled to vote on the election of directors) will be elected.	Withhold votes and broker non-votes will have no effect on this proposal.
Proposal 2 – Ratification of the appointment of RSM US LLP	Requires a “For” vote from a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the Annual Meeting and voting on this proposal.	Abstentions will have the same effect as a vote “Against” this proposal. Broker non-votes (if any) will have no effect on this proposal. As this is a “routine” proposal, if you do not provide voting instructions to your broker, your broker generally will have discretion to vote your shares on this proposal.
Proposal 3 – Advisory approval of named executive officer compensation	Requires a “For” vote from a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the Annual Meeting and voting on this proposal.	Abstentions will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on this proposal.
Proposal 4 – Advisory approval of the frequency of the advisory vote on named executive officer compensation	The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.	Abstentions and broker non-votes will have no effect on this proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares are virtually present at the Annual Meeting or represented by proxy. On the record date, there were 44,729,924 shares outstanding and entitled to vote. Thus, the holders of 22,364,963 shares must be virtually present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Proxies marked “Abstain” as well as broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares virtually present at the Annual Meeting or represented by proxy, or, if no shareholder is present, the chairman of the Annual Meeting, may adjourn the Annual Meeting to another date.

How can I attend the Annual Meeting?

We are holding the Annual Meeting in a virtual-only meeting format, which we believe facilitates shareholder attendance, participation and cost savings by enabling shareholders to participate fully, and equally, from any location, at no cost. You will not be able to attend the Annual Meeting at a physical location.

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (April 8, 2025), you may attend the Annual Meeting online and submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/TTSH2025 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or Notice, as applicable. If you hold your shares in street name and did not receive a 16-digit control number, please contact your broker, bank or other similar organization to obtain a legal proxy to be able to participate in or vote at the Annual Meeting. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/TTSH2025 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may access and log in to www.virtualshareholdermeeting.com/TTSH2025 beginning at 9:45 a.m. (Central Time) on June 3, 2025. The Annual Meeting will begin promptly at 10:00 a.m. (Central Time) on June 3, 2025.

If you have any questions about the Annual Meeting, please contact Tile Shop’s Investor Relations Department by email at investorrelations@TileShop.com or by telephone at 763-852-2978.

What if I need technical assistance accessing or participating in the Annual Meeting?

If you experience any technical difficulties accessing the Annual Meeting during the check-in or meeting time, a toll-free number will be available on our virtual shareholder meeting site for assistance.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/TTSH2025. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at investors.tileshop.com.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways:

●	Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number included on your Notice, proxy card or voting instruction form and follow the prompts to submit a question. You may submit questions through this pre-meeting forum until the start of the meeting.

●	During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/TTSH2025 to attend the meeting, during which you may type your question into the “Ask a Question” field and click “Submit.” You will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If a shareholder has a question about any matter other than those being acted upon at the Annual Meeting, such question will be addressed following adjournment of the formal business of the Annual Meeting. Questions may be ruled as out of order if they are, among other things, derogatory, uncivil, or otherwise inappropriate, irrelevant to our business or to the business of the Annual Meeting, related to personal grievances or our material non-public information, or substantially duplicative of statements already made. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered. Shareholders will be limited to two questions each. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered on the Investor Relations section of our website after the Annual Meeting. The questions and answers will be available as soon as practicable after the meeting and will remain available until one week after posting.

How will the Annual Meeting be conducted?

The Annual Meeting will be conducted in a virtual-only meeting format. An Annual Meeting program containing rules of conduct for the Annual Meeting will be provided to attendees at www.virtualshareholdermeeting.com/TTSH2025. Only shareholders who logged in to the Annual Meeting by entering the 16-digit control number found on their proxy card, voting instruction form, or Notice, as applicable, may vote and ask questions at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting.

When are shareholder proposals due for the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”)?

Any appropriate proposal submitted by a shareholder and intended to be included in our proxy statement and related proxy and presented at the 2026 Annual Meeting must be submitted in writing to our Secretary at 14000 Carlson Parkway, Plymouth, Minnesota 55441, and received no later than December 12, 2025. A shareholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Although the Board will consider shareholder proposals, we reserve the right to omit from our proxy statement, or to recommend shareholders vote against, shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Additionally, pursuant to the advance notice provisions of our Bylaws, as authorized by applicable state law, for shareholders to present director nominations or other business at the 2026 Annual Meeting, a shareholder’s notice of such nomination or other business must be received by our Secretary at the same address no earlier than February 3, 2026 and no later than the close of business on March 5, 2026 and must be in a form that complies with the requirements set forth in our Bylaws. You are advised to review our Bylaws for these requirements.

In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026. Such notice may be mailed to our Secretary at the address above.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is divided into three classes, with each class serving staggered three-year terms. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected, subject to the director’s earlier death, resignation or removal.

Our Board is currently composed of six members: Peter H. Kamin, Mark J. Bonney, Deborah K. Glasser, Peter J. Jacullo III, Cabell H. Lolmaugh and Linda Solheid. The term of office of the Class I directors expires at the Annual Meeting. The Nominating and Corporate Governance Committee (the “Governance Committee”) recommended to the Board, and the Board has set, the number of Class I directors at two and has nominated Peter J. Jacullo III and Cabell H. Lolmaugh for election as Class I directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees will serve until the 2028 Annual Meeting and until the nominee’s successor is elected, or, if sooner, until the nominee’s death, resignation or removal.

Directors are elected by a plurality of the votes cast by shareholders entitled to vote on the election of directors. The two nominees receiving the most “For” votes (cast by the holders of shares entitled to vote on the election of directors) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named above. If, prior to the Annual Meeting, it should become known that any of the nominees will be unwilling or unable to serve as a director after the Annual Meeting by reason of resignation, death, incapacity or other unexpected occurrence, the proxies will be voted “For” such substitute nominee as is determined by the Board or, alternatively, not voted for any nominee. The Board has no reason to believe that any nominee will withdraw or be unable to serve.

The following is a brief biography of the nominees for Class I director and each person whose term of office as a Class II and Class III director will continue after the Annual Meeting. Ages in the table are as of April 8, 2025.

Name	Age	Position

Class I Director Nominees (Term Expiring at Annual Meeting):
Peter J. Jacullo III	70	Director
Cabell H. Lolmaugh	46	Director, Chief Executive Officer and President
Class II Directors (Term Expires at 2026 Annual Meeting):
Peter H. Kamin	63	Director, Chairman of the Board
Mark J. Bonney	71	Director
Class III Directors (Term Expires at 2027 Annual Meeting):
Deborah K. Glasser	57	Director
Linda Solheid	65	Director

Directors and Nominees

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting

Peter J. Jacullo III has served as a member of our Board since August 2012. Previously, Mr. Jacullo served as a member of The Tile Shop, LLC’s board of managers from December 2007 to August 2012. Since July 1987, Mr. Jacullo has been a self-employed investor and consultant, and he currently serves on the board of directors of various privately held companies. Previously, Mr. Jacullo was a Vice President and Director of the Boston Consulting Group from May 1984 to July 1987, where he was also employed in various other capacities from May 1978 to May 1984. Mr. Jacullo holds a B.A. in Economics from Johns Hopkins University and an M.B.A. from the University of Chicago. We believe that Mr. Jacullo is qualified to serve on our Board as a result of the continuity that he provides on our Board and his experience as a professional investor.

Cabell H. Lolmaugh has been our Chief Executive Officer and President and a member of our Board since January 1, 2019. From February 2018 through December 2018, Mr. Lolmaugh was our Senior Vice President and Chief Operating Officer. Mr. Lolmaugh previously served as our Vice President, Retail Stores from October 2017 until February 2018, as our Director-Talent Development, leading our store training programs and strategy, from January 2016 until October 2017, and as our Director of Pro Services, leading our professional customer strategy, from July 2014 through January 2016. Mr. Lolmaugh served in numerous key roles at a store level from 2001 through July 2014. Prior to joining us, Mr. Lolmaugh served in the United States Marine Corps. We believe that Mr. Lolmaugh is qualified to serve on our Board because of his role as our Chief Executive Officer and the connection he provides to the day-to-day operational management.

Class II Directors Continuing in Office Until the 2026 Annual Meeting

Peter H. Kamin has served as a member of our Board since August 2012. Previously, Mr. Kamin served as a member of The Tile Shop, LLC’s board of managers from January 2012 to August 2012. Mr. Kamin is the founder of 3K Limited Partnership, a family limited partnership, and has served as its Managing Partner since January 2012. For the 11 years preceding the formation of 3K Limited Partnership, Mr. Kamin was a founding member and Managing Partner of ValueAct Capital, which grew into a leading investment management organization during Mr. Kamin’s tenure. Prior to founding ValueAct Capital in 2000, Mr. Kamin founded and managed Peak Investment L.P., a limited partnership organized to make investments in a select number of domestic public and private companies. Since August 2022, Mr. Kamin has served as a director of Psychemedics Corporation, a publicly traded company that provides hair drug testing. Mr. Kamin previously served as a director of IAA, Inc., then a publicly traded multi-channel vehicle marketplace and former subsidiary of KAR Auction Services, Inc., from June 2019 until its merger in March 2023. Mr. Kamin is also a director of several privately held companies. From May 2012 to October 2019, Mr. Kamin served as a director of MAM Software Group, Inc., then a publicly traded provider of business automation and ecommerce solutions for the automotive aftermarket. Mr. Kamin holds a B.A. in Economics from Tufts University and an M.B.A. from the Harvard University Graduate School of Business. We believe that Mr. Kamin is qualified to serve on our Board due to his significant experience as a director of publicly traded companies and his substantial experience as an investor, including more than 40 years of leading boards and generating returns for investors.

Mark J. Bonney has served as a member of our Board since July 2020. Mr. Bonney currently serves as President and CEO of On Board Advisors, LLC, a financial and strategic advisory firm. Since July 2023, Mr. Bonney has served as a member of the board of directors of Plug Power Inc., a publicly traded provider of green hydrogen solutions. Mr. Bonney previously served on the board of directors of Zix Corporation, a then-publicly traded provider of cloud email security solutions, from January 2013 until its merger in December 2021. Mr. Bonney also previously served as a director of SeaChange International, Inc., a publicly traded provider of end-to-end video delivery and management software solutions for cable wireless, OTT and other content providing enterprises, from August 2017 through December 2019, including as Executive Chair and principal executive officer from April 2019 through October 2019, and Independent Chairman from October 2019 through December 2019. From May 2018 until its merger in April 2019, he served as President and Chief Executive Officer and a director of RhythmOne plc, a publicly traded provider of multi-screen digital advertising solutions, where he also served as the Interim Chief Financial Officer from February 2019 to April 2019. Prior to that, Mr. Bonney served as President and Chief Executive Officer of MRV Communications, Inc., a publicly traded supplier of network equipment to the telecommunications industry, from December 2014 until its sale in August 2017 and as a director of MRV Communications, Inc. from April 2013 to August 2017. Mr. Bonney previously served as a director of Sigma Designs, Inc., a provider of system-on-a-chip semiconductor solutions for smart homes, from August 2012 through August 2015; Executive Vice President and Chief Financial Officer of Direct Brands, Inc., a direct to consumer media company, from 2010 to 2012; vice president and general manager of the Authentication Solutions Group of JDS Uniphase Corporation (“JDSU”), an optical technologies and telecommunications firm, from 2008 to 2010; and as a director from 2003 until 2005, and Executive Vice President and Chief Financial Officer from 2005 to 2008, of American Bank Note Holographics, Inc., an optical security device company, which was acquired by JDSU. Mr. Bonney has also previously held executive roles with technology companies, including President, Chief Operating Officer and a director of Axsys Technologies, Inc., a manufacturer of components and subsystems for aerospace, defense, data storage, medical and other high technology applications, from 1999 to 2002, and Chief Financial Officer of Zygo Corporation, a manufacturer of components for semiconductor, data storage and industrial markets, from 1993 to 1999. Mr. Bonney holds a B.S. in Business from Central Connecticut State University and an M.B.A. in finance from the University of Hartford. We believe that Mr. Bonney is qualified to serve on our Board due to his significant experience as a Chief Executive Officer and Chief Financial Officer of several public companies and his substantial experience as a director of public companies.

Class III Directors Continuing in Office Until the 2027 Annual Meeting

Deborah K. Glasser has served as a member of our Board since July 2020. Ms. Glasser currently serves as Principal of PathFinder Consulting, a career coaching advisory firm. Ms. Glasser previously held a variety of senior marketing operations positions, including as the Global Marketing Lead on the Renpure Brand at MAV Beauty Brands Inc., a Canada-based global personal care company, from February 2022 through July 2023. Ms. Glasser also previously served as Director of Marketing, Communications and Special Events for Jewish Family & Children’s Services of Northern New Jersey from 2018 through January 2020. Ms. Glasser was a Senior Director at TRANZACT, a Willis Towers Watson company that provides marketing solutions for insurance companies, from 2015 to 2017; Marketing Director at Tata Global Beverages Limited (now Tata Consumer Products Limited), a consumer products company with a portfolio that includes tea and coffee, from 2007 to 2011; Senior Director at Starwood Hotels & Resorts from 2004 to 2005; and in a variety of roles, including Senior Product Manager and Associate Director, at Colgate-Palmolive Company, a global consumer products company focused on oral care, personal care, home care and pet nutrition, from 1996 to 2004. In addition, Ms. Glasser was the Founder of MarketGWB, LLC, where she served as a self-employed marketing and strategy consultant, from 2011 to 2015. Previously, Ms. Glasser was an Employee Benefits and Compensation consultant with Price Waterhouse from 1992 to 1994. Ms. Glasser holds a B.A. in Economics from Cornell University and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Ms. Glasser is qualified to serve on our Board due to her operating and management experience, including in talent management, and her expertise in sales and marketing, including customer service and product innovation.

Linda Solheid has served as a member of our Board since July 2020. Ms. Solheid previously served at Room & Board, a privately held retailer of modern furniture and home decor, including as Chief Information Officer from January 2016 until her retirement in December 2019 and Director of Technology from July 2007 through December 2015. During her tenure with Room & Board, Ms. Solheid was responsible for creating a unified multi-channel customer experience. Prior to joining Room & Board, Ms. Solheid held various information technology leadership positions, including as Director of Enterprise Business Applications with G&K Services, a service-focused market leader of branded uniform and facility services programs which was acquired by Cintas Corporation in March 2017, from April 2005 through July 2007; Director of Global Business Applications with H.B. Fuller, a leading global adhesives provider, from December 2003 through April 2005; and Director of Information Technology with CenterPoint Energy, an electric and natural gas utility, from August 2001 through December 2003. Ms. Solheid also previously served in a variety of roles at CIGNA Behavioral Health, which provides behavioral health services, from April 1991 to August 2001, including as Chief Information Officer and Director of Business Systems. Ms. Solheid received a B.A. degree in Sociology from the University of Minnesota and a Master’s Degree in Software Design and Development from the University of St. Thomas. We believe Ms. Solheid is qualified to serve on our Board due to her extensive experience leading the information technology function in the consumer retail industry, including overseeing teams responsible for data security and cybersecurity and assessing technology-related risks and development of risk mitigation strategies, as well as her talent management experience.

THE BOARD RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

As required under The Nasdaq Stock Market LLC (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board determined that Messrs. Bonney, Jacullo and Kamin and Mss. Glasser and Solheid do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the applicable SEC rules and regulations and Nasdaq listing requirements and rules. Mr. Lolmaugh, our Chief Executive Officer and President, is not an independent director by virtue of his employment with us.

Director Qualifications

Our directors possess an array of valuable experience, qualifications and skills, which relate to, among other things, public company governance; other environmental, social and governance matters, including sustainability; customer service; information technology and cybersecurity; human capital and talent management; human resources; marketing; product research and development; and business innovation. Our Board is currently comprised of 33% women. Mr. Lolmaugh is a U.S. veteran.

Board Leadership Structure

We currently have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting our strategic direction and managing our day-to-day leadership and performance, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board, presides over meetings of the full Board and represents the Board at Annual Meetings of Shareholders. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction by the Chief Executive Officer.

The Board does not believe that one particular leadership structure is always appropriate. The Board believes that the decision as to whether the positions of Chairman and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as Chairman if the roles are split, should be based upon the particular circumstances facing the Company. Maintaining a flexible policy allows the Board to choose the leadership structure that best serves the interests of the Company and its shareholders at any particular time. At this time, the Board continues to believe that separating the roles of Chief Executive Officer and Chairman is in the best interest of the Company and its shareholders. The Board will continue to periodically evaluate the Board’s leadership structure and its appropriateness given the needs of the Board and the Company.

Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each, and receives regular reports from members of senior management on areas of material risk to us, including without limitation operational, financial, legal, regulatory, human capital, information technology, security, environmental, social and governance (including climate change and sustainability), geopolitical, strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies, plans and arrangements, as well as our strategies related to human capital management. The Compensation Committee addresses risk by monitoring regulatory compliance with respect to compensation matters and by setting compensation in a manner that encourages accountability and is within our range of risk tolerance. The Compensation Committee is not presently aware of any information that would lead it to believe that risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us. The Audit Committee oversees our internal controls, including those related to our environmental, social and governance disclosures, conducts a regular review of our policies and processes with respect to risk assessment and risk management, including guidelines and policies to govern the processes by which our exposure to risk is handled, and oversees any transactions we may have with related persons to manage risks relating to potential conflicts of interest. The Audit Committee also reviews our enterprise risk management assessment and ensures appropriate oversight of ongoing efforts to address those risks. The Governance Committee manages risks associated with the composition and independence of the Board and matters covered by our Code of Business Conduct and Ethics (described below). The Governance Committee also oversees succession planning for senior executives to manage transitions and the risks associated with an unplanned vacancy, as well as our environmental, safety, sustainability and corporate social responsibility policies, objectives and practices. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks and has overall risk management oversight responsibility. The Board believes that its role in risk oversight does not affect the Board’s leadership structure.

In addition, like all businesses, we also face threats to our cybersecurity, as we are reliant upon information systems and the Internet to conduct our business activities. Considering the pervasive and increasing threat from cyberattacks, the Board and the Audit Committee, with input from management, assess our cybersecurity threats and the measures implemented by us in an effort to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives and requests management report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks, including artificial intelligence. Both the Audit Committee and the full Board receive quarterly reports from the Chief Information Officer on cybersecurity risks and timely reports regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed.

Environmental, Social and Governance Matters

We have policies in place to ensure that our directors and employees operate ethically and with integrity. Our Board provides overall oversight of our environmental, social and governance efforts, and the Governance Committee periodically reviews our environmental, social and governance policies, objectives and practices, including those relating to safety, sustainability and corporate social responsibility. In addition, the Compensation Committee regularly reviews the Company’s strategies related to human capital management, including talent acquisition, development and retention, and the Audit Committee reviews any environmental, social and governance disclosures by the Company and the adequacy and effectiveness of applicable internal controls related to such disclosures.

Human Capital

The Board, through its Compensation Committee, provides oversight of human capital matters and reviews the Company’s compensation and benefits programs, as well as management development and succession planning practices and strategies.

Our principal human capital objectives are to attract, develop and retain people who are committed to our goal of providing the best service in our industry. To support these objectives, our human resources programs seek to: reward our employees through highly competitive total compensation and benefit programs designed to reward exceptional performance, promote teamwork and support our employees’ total wellbeing; provide development opportunities to enhance sales skills, product knowledge, exposure to the latest design trends, safety, teamwork and leadership; and enhance our culture through efforts aimed at promoting fairness and opportunity throughout the workplace.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Business Conduct and Ethics is available on the “Investor Relations” section of our website, at investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the web address and location specified above within four business days following the date of the amendment or waiver.

Shareholder Engagement and Shareholder Communications with the Board of Directors

We believe that strong corporate governance includes shareholder engagement, and we seek to engage with shareholders on a variety of topics, including on executive compensation, throughout the year to ensure that we are addressing questions and concerns. Our management team, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls. In addition, two of our directors are, with their affiliates, two of our largest shareholders, and they provide valuable insight from such perspective. Shareholder feedback is reviewed and considered by the Board and applicable committees and is reflected in adjustments to policies and practices.

Shareholders may communicate directly with the Board. All communications should be made via our investor relations telephone number or email address, as listed below. Email subject lines should prominently indicate whether the message is intended for the full Board, for non-management directors or for a specific director, and the Secretary will forward the communications as indicated. If no director is specified, the communication will be forwarded to the entire Board.

Tile Shop Holdings, Inc. Investor Relations

Phone: (763) 852-2978

Email: investorrelations@tileshop.com

Director Attendance at Annual Meetings of Shareholders

Directors’ attendance at Annual Meetings of Shareholders provides shareholders with an opportunity to communicate with directors about issues affecting us. We encourage, but do not require, our directors and nominees for director to attend Annual Meetings of Shareholders. All members of our Board then serving attended the 2024 Annual Meeting of Shareholders.

Meetings of the Board of Directors

Our Board met eleven times between January 1, 2024 and December 31, 2024. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served that were held during the period for which they were directors or committee members during 2024. In addition, the directors often communicate informally to discuss our affairs and, when appropriate, take formal action by written consent, in accordance with our Certificate of Incorporation, Bylaws, and Delaware law.

Involvement in Certain Legal Proceedings

During 2020, the Company and the individual defendants (which include certain current and former directors) and plaintiffs entered into the Stipulation of Settlement, dated as of August 7, 2020 (the “Stipulation”), memorializing the terms of the settlement of the litigation brought against the Company and certain current and former directors of the Company by K-Bar Holdings LLC and Wynnefield Capital, Inc. in the Delaware Court of Chancery. On January 10, 2020, our then-serving directors delivered director standstill commitments (as to purchases of shares of our common stock) to us. See “Director Compensation—Standstill Agreements” for further details.

Insider Trading Policies and Procedures

The Board has adopted an insider trading policy (the “Insider Trading Policy”) that applies to all of the Company’s and its subsidiaries’ officers, directors, employees and consultants, as well as certain related individuals and entities (collectively, the “covered persons”), to prevent the misuse of confidential information about the Company and to promote compliance with all applicable securities laws. The Insider Trading Policy also applies to material non-public information relating to other publicly traded companies when such information is obtained in connection with a covered person’s relationship with the Company. Among other things, the Insider Trading Policy prohibits engaging in transactions in the Company’s securities while in possession of material non-public information, subject to certain limited exceptions; prohibits disclosing material non-public information pertaining to the Company to any other person; and prohibits directors, officers and certain other designated individuals from engaging in transactions in the Company’s securities during certain periods. Additionally, covered persons are prohibited from engaging in any short sale transactions and from investing in Company-based derivative securities, including options, warrants, stock appreciation rights, or similar rights whose value is derived from the value of any of the Company’s equity securities, including, without limitation, trading in Company-based put or call option contracts or trading in straddles. In addition, unless prior written approval has been granted by the Chief Financial Officer, officers, directors, employees and consultants are prohibited from holding the Company’s securities in a margin account or pledging such securities as collateral. Certain individuals, including directors and officers, are required to receive pre-clearance from the Chief Financial Officer before engaging in transactions in the Company’s securities, subject to certain limited exceptions. The Insider Trading Policy also sets forth mandatory guidelines and pre-clearance procedures that apply to all officers, directors and certain other designated individuals who adopt plans under Rule 10b5-1 of the Exchange Act for trading in the Company’s securities, which are intended to ensure compliance with Rule 10b5-1. For additional information, see the Insider Trading Policy, which is available on the “Investor Relations” section of our website, at investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading.

It is also the Company’s policy that the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company.

Committees of the Board of Directors

During the fiscal year ended December 31, 2024, the Board maintained four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Independent Transaction Committee (the “Transaction Committee”). Each of our standing committees operates under a written charter that satisfies the applicable standards of the Nasdaq and SEC, which is available on the “Investor Relations” section of our website, investors.tileshop.com, under the “Corporate Governance—Governance Documents” heading. The following table provides committee membership as of April 8, 2025 for each of the committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Independent Transaction
Mark J. Bonney	X*	X		X*
Deborah K. Glasser		X*	X
Peter J. Jacullo III	X	X
Peter H. Kamin	X		X*
Cabell H. Lolmaugh
Linda Solheid	X		X	X

* Committee chairperson.

Below is a description of each of the Audit Committee, Compensation Committee, Governance Committee and Transaction Committee of the Board. Members of these committees serve until their resignation from the applicable committee or until otherwise determined by our Board. The Board has determined that each current member of each committee meets applicable SEC and Nasdaq rules and regulations regarding “independence” and that each such member is free of any relationship that would impair his or her individual exercise of independent judgment regarding us.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process, the audit of our financial statements, the audit of internal control over financial reporting and our compliance with laws and regulations to which we are subject and with our Code of Business Conduct and Ethics and Insider Trading Policy. Among other matters, the Audit Committee evaluates our independent auditor’s qualifications and independence (as required under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”)), receives from the independent auditor written disclosures regarding the auditor’s independence pursuant to applicable PCAOB requirements and discusses the independent auditor’s independence with the independent auditor. The Audit Committee also determines the engagement, retention, and compensation of the independent auditor; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditor the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports to be filed with the SEC; assesses the performance of the independent auditor; approves the retention of the independent auditor to perform any proposed permissible non-audit services; reviews our risk assessment and risk management processes; establishes procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; monitors the rotation of partners of the independent auditor on our engagement team as required by law; reviews our critical accounting policies and estimates; reviews with management any environmental, social and governance disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures; and oversees any internal audit function. Additionally, the Audit Committee oversees compliance with the Code of Business Conduct and Ethics, including the compliance work of our Compliance Officer; reviews and approves related person transactions; and reviews and evaluates, on an annual basis, the Audit Committee charter and performance. Our independent registered public accounting firm and management each periodically meet privately with our Audit Committee.

All the current members of our Audit Committee meet the requirements for financial literacy under applicable Nasdaq and SEC rules and regulations. Our Board has determined that Mr. Bonney is an audit committee financial expert as defined under the applicable rules of the SEC and is financially sophisticated as defined under the rules and regulations of Nasdaq. The Audit Committee met six times between January 1, 2024 and December 31, 2024.

Report of the Audit Committee of the Board of Directors

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	Reviewed and discussed the audited financial statements with management and the independent auditors;

(2)	Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, with and without management present; and

(3)	Received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC.

Mark J. Bonney, Chair

Peter J. Jacullo III

Peter H. Kamin

Linda Solheid

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees and oversees our regulatory compliance with respect to compensation matters. The Compensation Committee, at least annually, reviews and approves, or recommends the Board approve, corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers considering those goals and objectives, and sets, or recommends to the Board, the compensation of these officers based on such evaluations. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation, approves the issuance of stock options, restricted stock and other awards under our equity compensation plans and reviews strategies related to human capital management, including matters relating to talent acquisition, development and retention. The Compensation Committee reviews and discusses the necessary compensation disclosures required by the SEC. Additionally, the Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and performance.

The Compensation Committee met six times between January 1, 2024 and December 31, 2024.

The Compensation Committee may approve executive compensation arrangements or, in its discretion, may recommend such matters to the full Board for approval. All executive compensation is based on assessments of executive performance, which are prepared by the Compensation Committee and submitted to the full Board for review and discussion. All Compensation Committee recommendations regarding director compensation are subject to approval by the full Board. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee; provided, that the Compensation Committee is not permitted to delegate its responsibilities with respect to any executive compensation arrangements intended to be exempt from Section 16(b) under the Exchange Act by virtue of such arrangements being approved by a committee of “non-employee directors.”

No executive officers may be present during any Compensation Committee voting or deliberations with respect to our Chief Executive Officer’s compensation. Our Chief Executive Officer may, at the Compensation Committee’s discretion, be present during any other voting or deliberations regarding compensation of our other executive officers.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during the fiscal year ended December 31, 2024 included Messrs. Jacullo and Bonney and Ms. Glasser. None of our Compensation Committee members has ever been one of our executive officers or employees. None of our executive officers currently serves, nor during the last fiscal year served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Governance Committee is responsible for making recommendations regarding corporate governance; identification, evaluation and nomination of director candidates; and the structure and composition of our Board and committees thereof. In addition, the Governance Committee oversees our corporate governance documents, policies and procedures; approves our committee charters; contributes to succession planning; develops, and recommends to the Board, policies and procedures regarding the nomination of directors or other corporate governance matters; and oversees the Board self-evaluation process. The Governance Committee also periodically reviews our environmental, safety, sustainability and corporate social responsibility policies, objectives and practices and reviews and assesses shareholder proposals submitted for inclusion in our proxy statement. Additionally, the Governance Committee reviews and evaluates, on an annual basis, the Governance Committee charter and performance.

The Governance Committee met two times between January 1, 2024 and December 31, 2024.

The Governance Committee considers the following criteria, among other criteria that it deems appropriate, in recommending candidates for service on the Board:

●	Personal and professional integrity;

●	Experience in corporate management, such as service as an officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company;

●	Experience in our industry;

●	Experience as a member of the board of directors of another publicly held company;

●	Academic expertise in our area of operations;

●	Practical and mature business judgment, including the ability to make independent analytical inquiries; and

●	The manner in which a candidate’s appointment to the Board would impact the overall composition of the Board with regard to diversity of viewpoint, professional experience, education, skill, qualifications and other attributes.

In assessing director candidates, the Governance Committee considers background, experience, skills, and such other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. The Governance Committee does not have a diversity policy (however that term may be defined). The Nominating and Corporate Governance Committee recognizes that having a Board with a variety of viewpoints, backgrounds and experiences provides a more comprehensive decision-making process. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, ability to commit sufficient time and attention to Board activities, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Governance Committee assesses the independence of the nominee under applicable SEC rules and regulations and Nasdaq listing standards. The Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. If a candidate passes the preliminary review, members of the Governance Committee and the Chief Executive Officer will interview the candidate to confirm whether he or she possesses the criteria established by the Governance Committee, in addition to his or her personality, leadership traits, work ethic, and independence to effectively contribute as a member of the Board. The Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote.

The Governance Committee will consider director candidates recommended by shareholders. Such recommendations should be made in accordance with the Company’s procedures for nomination of directors by shareholders, as described in the Company’s Bylaws. The Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder.

Independent Transaction Committee

Our Transaction Committee was established pursuant to the Stipulation and is responsible for reviewing, assessing and negotiating Company transactions requiring Board approval, involving any of the following to the extent required by the Stipulation:

(1)	any material change in the Company’s capitalization or corporate structure, including any recapitalization, material share issuance or repurchase, and any stock split or reverse stock split, to the extent such transaction affects the rights or interests of directors differently from the Company’s public shareholders (excluding the Excluded Individuals (as defined in the Transaction Committee Charter) and the Company, any director or officer of the Company and their immediate family members, affiliates or entities they control and the employees thereof);

(2)	any proposed change to the structure of the Board, including (i) the number of members on the Board; (ii) the terms served by any member of the Board; or (iii) the staggered structure of the Board;

(3)	any “Related Party Transaction,” which is defined as any transaction with a value in excess of $500,000 between the Company and any director or officer of the Company or their respective family members or affiliates. Related Party Transactions also include any transaction between the Company and any Excluded Individual or their respective family members or affiliates with a value in excess of $500,000, excluding those transactions that are offered to all shareholders on identical terms and routine transactions authorized by the Bylaws (e.g., the payment of reasonable expenses relating to Board service); and

(4)	any deregistration of the Company’s securities.

The Transaction Committee is required to review and approve any of the above-specified transactions or actions, but such approval does not replace or supersede any requirement that a majority of the entire Board must also approve a given transaction or action. The Transaction Committee also has such other powers and authorities as set forth in the Stipulation, as and to the extent set forth therein.

The Transaction Committee met two times between January 1, 2024 and December 31, 2024.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. RSM US LLP has served as our independent registered public accounting firm since May 2023. Representatives of RSM US LLP are expected to be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the appointment of RSM US LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of RSM US LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain RSM US LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our, and our shareholders’, best interests.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Principal Accountant Fees and Services

The following table presents the fees for the professional services provided by RSM US LLP for fiscal years 2024 and 2023:

	2024	2023
Audit Fees(1)	$819,500	$879,428
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
	$819,500	$879,428

(1)	Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements.

(2)	Audit-Related Fees includes fees for services rendered in connection with accounting and reporting consultations, as well as other audits required by contract or regulation.

(3)	Tax Fees consist of fees billed in the indicated year for professional services with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees billed in the indicated year for other permissible work that is not included within the above category descriptions.

Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. Notwithstanding the foregoing, separate Audit Committee pre-approval shall not be required (a) if the engagement for services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor (the “Pre-Approval Policy”) as to matters within the scope of the Pre-Approval Policy or (b) for de minimis non-audit services that are approved in accordance with applicable SEC rules. The Audit Committee has determined that the rendering of the services other than audit services by its principal accountant is compatible with maintaining the principal accountant’s independence. All services performed by RSM US LLP for fiscal years 2024 and 2023 were pre-approved in accordance with the Pre-Approval Policy.

Change of Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The Audit Committee invited several public accounting firms to participate in this process, including E&Y, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.

As a result of this process, following the review and evaluation of proposals from participating firms, on May 25, 2023, the Audit Committee engaged the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 and fiscal year ending 2024. On the same date, the Audit Committee approved the dismissal of E&Y as the Company’s independent registered public accounting firm. The Company authorized E&Y to respond fully to the inquiries of the successor auditors.

During the two fiscal years ended December 31, 2022, and the subsequent interim period through May 25, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The audit reports of E&Y on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and during the subsequent interim period through May 25, 2023, neither the Company nor anyone on its behalf consulted with RSM US LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of the Current Report on Form 8-K reporting the change in our independent registered public accounting firm for the fiscal year ended December 31, 2023, containing substantially the same disclosures as above, and requested E&Y furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the above disclosures. A copy of this letter, dated May 25, 2023, was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 25, 2023.

PROPOSAL 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. In accordance with the preference of our shareholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation at our 2019 Annual Meeting of Shareholders and as accepted by the Board, we hold annual advisory votes on the compensation of the named executive officers. At this Annual Meeting, shareholders will also have an opportunity to vote on the frequency of future say-on-pay votes (see Proposal 4).

We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2024 and the other related tables and narrative disclosures.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the vote on this proposal when making future decisions regarding executive compensation, the vote is not binding on us or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our shareholders are able to indicate how frequently we should seek future advisory, non-binding say-on-pay votes on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we solicit this advisory, non-binding vote on the frequency of future say-on-pay votes from our shareholders at least once every six years. At the last vote held at the 2019 Annual Meeting of Shareholders, shareholders voted for an annual advisory vote on executive compensation, and the Board approved this choice.

By voting on the say-on-frequency proposal, shareholders may indicate whether they would prefer that we hold future say-on-pay advisory votes on the compensation of our named executive officers every year, every two years, or every three years. Shareholders may also abstain from voting.

The Board values regular and frequent input from our shareholders on important issues such as the compensation of our named executive officers. The Board believes that an annual frequency is the appropriate frequency for the say-on-pay vote because it allows our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

We are asking our shareholders to indicate whether they would prefer that we conduct future say-on-pay advisory votes on the compensation of our named executive officers every year, every two years, or every three years, by voting on the following advisory resolution at the Annual Meeting:

“RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution will be considered the shareholders’ recommendation of the frequency with which the Company is to hold a shareholder advisory vote on the compensation of its named executive officers.”

Because the say-on-frequency vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, our Board, including the Compensation Committee, values the opinions of our shareholders and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay advisory votes on the compensation of our named executive officers.

The next shareholder vote on the frequency of future votes on named executive officer compensation is expected to occur at our 2031 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR FUTURE VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides information about our executive officers, including their ages, as of April 8, 2025. Mr. Lolmaugh’s background is described above under “Proposal 1—Election of Directors—Directors and Nominees.”

Name	Age	Position
Cabell H. Lolmaugh	46	Chief Executive Officer, President and Director
Mark B. Davis	44	Senior Vice President, Chief Financial Officer and Secretary
Joseph Kinder	59	Senior Vice President, Chief Merchant Officer

Mark B. Davis has served as our Senior Vice President, Chief Financial Officer and Secretary since April 1, 2024. Mr. Davis previously served as our Vice President, Investor Relations, and Chief Accounting Officer from September 2019 through March 2024. He previously served as our Controller since 2014. Prior to joining us, Mr. Davis worked for Target Corporation for five years in various financial reporting and accounting management positions. Prior to joining Target Corporation, Mr. Davis worked for KPMG LLP for eight years, where he earned his CPA certification. Mr. Davis holds a Bachelor of Science degree in accounting and management from the University of Minnesota - Twin Cities.

Joseph Kinder has served as our Senior Vice President, Chief Merchant Officer since February 2025. Mr. Kinder previously served as our Senior Vice President, Supply Chain and Distribution July 2020 to February 2025, as our Vice President, Purchasing and Chief Supply Chain Officer from October 2017 until July 2020, and as our Senior Vice President - Operations from June 2012 to July 2017. Previously, Mr. Kinder served in several roles at The Tile Shop, LLC, including as Supply Chain Manager from August 1995 until June 2012, Assistant Store Manager from March 1994 to August 1995, and as a salesperson from March 1993 to March 1994. Mr. Kinder holds a B.A. in Business from the University of St. Thomas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our policies and decisions with respect to the compensation of our executive officers named in the “Summary Compensation Table” below and the most important factors relevant to an analysis of these policies and decisions. The “named executive officers” for fiscal 2024 to whom this discussion applies are:

●	Cabell H. Lolmaugh, Chief Executive Officer and President;

●	Mark B. Davis, Senior Vice President, Chief Financial Officer and Secretary (formerly Vice President, Investor Relations, and Chief Accounting Officer, until April 1, 2024);

●	Karla Lunan, former Senior Vice President, Chief Financial Officer and Secretary (through April 1, 2024); and

●	Joseph Kinder, Senior Vice President, Chief Merchant Officer (formerly Senior Vice President, Supply Chain and Distribution, until February 25, 2025).

Overview

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement, and teamwork that rewards commitment and performance and is responsive to the needs of all of our employees. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, are to:

●	Align compensation and incentives with our corporate strategies, business, and financial objectives, and the long-term interests of our shareholders;

●	Motivate, reward and retain executives whose knowledge, skills, and performance ensure our continued success; and

●	Ensure that total compensation is fair, reasonable, and competitive.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each individual element, to some extent, serves each of our objectives. Further, while each of our named executive officers may not be compensated with all individual compensation elements, we believe that the compensation provided to each individual named executive officer is, and will be, consistent with the overall compensation philosophy and objectives set forth above.

Compensation Determination Process

We review executive compensation annually, including evaluating our philosophy and compensation program as circumstances require. As part of this review process, we apply the values and the objectives outlined above, together with consideration of the levels of compensation that we would be willing to pay to ensure that our compensation remains competitive and meets our retention objectives considering the cost to us if we were required to replace a key employee. In addition, we consider the results of non-binding advisory votes on named executive officer compensation, commonly referred to as “say-on-pay” votes. At our 2024 Annual Meeting of Shareholders, we held a say-on-pay vote on the compensation of our named executive officers as described in the proxy statement for that meeting. Shareholders approved the compensation of the named executive officers by a favorable vote of 99% of votes cast, including abstentions. We are mindful of the opinions of our shareholders and considered the strong support of our shareholders, as expressed by these results, when deciding to retain our general compensation philosophy and core objectives for the 2025 fiscal year.

The Compensation Committee engages Willis Towers Watson from time to time as a compensation consultant to assist in the periodic evaluation of our executive compensation programs. During 2022, the Compensation Committee engaged Willis Towers Watson to assist with benchmarking the Company’s executive compensation program and to provide a better understanding of market incentive practices. The Compensation Committee considered the information provided by the compensation consultant together with other information that the Compensation Committee deemed relevant, including the Compensation Committee’s assessments of individual executives’ performance and internal pay equity, in determining executive compensation levels for 2022, 2023, and 2024. We believe that such information, together with other information obtained by the members of our Compensation Committee, helps ensure that our compensation program remains competitive and is aligned with performance. We anticipate that our Compensation Committee will continue to adjust executive compensation levels in the future as a result of this market comparison process. Willis Towers Watson meets the independence standards specified by the SEC, and the Compensation Committee believes that the work Willis Towers Watson performed did not raise a conflict of interest.

In establishing compensation levels for our named executive officers, the Compensation Committee considers competitive market, industry and peer group data, including general industry survey data provided by Willis Towers Watson. The Compensation Committee also considers criteria and recommendations from Willis Towers Watson regarding the composition of the peer group of companies that we use in evaluating the compensation levels of our Chief Executive Officer and our Chief Financial Officer. In selecting our peer group, the Compensation Committee considered companies in retail and distribution industries with revenues below $2.5 billion. The industry peer group used for purposes of the Company’s 2024 executive compensation program included the companies identified in the following table.

Executive Compensation Peer Group Companies
Weyco Group, Inc.	The Lovesac Company	Global Industrial Company
The Dixie Group, Inc.	Haverty Furniture Companies, Inc.	DXP Enterprises, Inc.
Build-A-Bear Workshop, Inc.	The Container Store Group, Inc.	Boot Barn Holdings, Inc.
Kirkland’s, Inc.	H&E Equipment Services, Inc.	MarineMax, Inc.
Bassett Furniture Industries, Incorporated	LL Flooring Holdings, Inc.

Executive Compensation Program Components

The compensation levels of our named executive officers reflect, to a significant degree, the varying roles and responsibilities of such executives.

Base Salary. Base salaries of our named executive officers are initially established through arm’s length negotiation at the time an executive is hired, considering such executive’s qualifications, experience, and prior salary. Base salaries of our named executive officers are reviewed periodically by our Chief Executive Officer and Compensation Committee, and in the case of our Chief Executive Officer’s base salary, by our Board, and adjustments to base salaries are approved based on the scope of an executive’s responsibilities, individual contribution, prior experience, and sustained performance. Decisions regarding salary adjustments may consider the named executive officer’s current salary, equity or equity-linked interests, and the amounts paid to a named executive officer’s peers within our organization. In making decisions regarding salary adjustments, we may also draw upon the experience of members of our Board with other companies. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

During the year ended December 31, 2023, the named executive officers’ base salaries were as follows: Mr. Lolmaugh, $412,000; Ms. Lunan, $300,000; Mr. Davis, $226,600; and Mr. Kinder, $270,000. On February 28, 2024, the Board, upon the recommendation of the Compensation Committee, approved the following annual base salaries for the named executive officers, effective as of January 1, 2024: Mr. Lolmaugh, $424,360; Ms. Lunan, $309,000; Mr. Davis, $233,400; and Mr. Kinder, $278,100. In addition, in connection with the appointment of Mr. Davis as Senior Vice President, Chief Financial Officer and Secretary of the Company, effective April 1, 2024, Mr. Davis’s annual base salary was increased to $300,000. On February 25, 2025, the Board, upon the recommendation of the Compensation Committee, approved the following annual base salaries for the named executive officers, effective as of January 1, 2025: Mr. Lolmaugh, $437,000; Mr. Davis, $309,000; and Mr. Kinder, $350,000.

The actual base salaries earned by all our named executive officers in 2024 are set forth in the “Summary Compensation Table” below.

Omnibus Incentive Plans. In June 2012, our Board and shareholders adopted an equity award plan, which became effective on August 21, 2012. The principal purpose of the equity award plan was to attract, retain, and motivate selected employees, consultants, and directors. As initially adopted, the equity award plan provided for stock-based compensation awards. In February 2013, the Compensation Committee and the Board amended the equity award plan to also authorize grants of performance-based cash awards. At the same time, the plan was renamed the 2012 Omnibus Award Plan. The Compensation Committee administered the 2012 Omnibus Award Plan, subject to the right of our Board to assume authority for administration or delegate such authority to another committee of the Board.

In April 2021, our Board adopted the 2021 Omnibus Equity Compensation Plan (the “2021 Omnibus Plan” and, together with the 2012 Omnibus Award Plan, the “Omnibus Plans”) as a successor to the 2012 Omnibus Award Plan, and our shareholders approved the 2021 Omnibus Plan at the Annual Meeting of Shareholders held on July 20, 2021. No further awards were granted under the 2012 Omnibus Award Plan after July 20, 2021, but all awards granted under the 2012 Omnibus Award Plan that were outstanding on that date remain outstanding in accordance with their terms, notwithstanding the termination of the 2012 Omnibus Award Plan.

Under the Omnibus Plans, in the event of a change of control, as such term is defined in each of the Omnibus Plans, the Compensation Committee may, in its sole discretion, accelerate vesting of awards issued under the applicable Omnibus Plan such that 100% of any such award may become vested and exercisable. Additionally, the Compensation Committee has, or had, complete discretion to structure one or more awards under each of the Omnibus Plans to provide that such awards will become vested and exercisable on an accelerated basis. The Compensation Committee may also make appropriate adjustments to awards under each of the Omnibus Plans and is authorized to provide for the acceleration, termination, assumption, substitution, or conversion of such awards in the event of a change of control or certain other unusual or nonrecurring events or transactions.

The types of awards we previously granted under the 2012 Omnibus Award Plan, and continue to grant under the 2021 Omnibus Plan since its adoption in July 2021, include the following:

Cash Performance Awards. When granting cash performance award opportunities, the Compensation Committee adopts specific performance targets and payout levels for each executive officer for the applicable fiscal year. Generally, the Compensation Committee reviews and certifies performance following the end of each fiscal year and may also consider discretionary factors when making awards.

In February 2024, the Compensation Committee approved specific performance targets and payout levels for executive officers for the 2024 fiscal year. Under the 2024 plan, Mr. Lolmaugh, Mr. Davis, and Mr. Kinder’s cash incentive targets represented 75%, 40%, and 40% of their 2024 year-end base salaries, respectively. Prior to her resignation, Ms. Lunan’s cash incentive target represented 50% of her 2024 year-end base salary, but Ms. Lunan’s 2024 cash incentive opportunity was forfeited as a result of her resignation. In connection with his appointment as Senior Vice President, Chief Financial Officer and Secretary, Mr. Davis’s 2024 cash incentive target was increased to 50% of his 2024 year-end base salary. The cash incentive plan for 2024 is tied to the achievement of an Adjusted EBITDA target, calculated in the manner described below, and further adjusted for changes in cash incentive bonus expenses (as adjusted, “further Adjusted EBITDA”). Messrs. Lolmaugh, Davis and Kinder each had the opportunity to receive a partial incentive payment if we achieved at least 90% of the further Adjusted EBITDA performance target and could earn up to 175% the target incentive amount if we achieved 115% of the further Adjusted EBITDA performance target.

We calculate Adjusted EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense.

For 2024, the Company’s further Adjusted EBITDA fell below the minimum threshold required for a cash incentive payment. Accordingly, there was no payout of any 2024 cash incentive compensation to any of our named executive officers.

The cash incentive compensation opportunities granted to our named executive officers in fiscal year 2024 are set forth in the “Grants of Plan-Based Awards for Fiscal 2024” table. However, as set forth in the “Summary Compensation Table” below, none of our named executive officers received any cash incentive compensation payments for fiscal year 2024.

In February 2025, the Compensation Committee approved specific performance targets and payout levels for executive officers for the 2025 fiscal year. Under the 2025 plan, Mr. Lolmaugh, Mr. Davis, and Mr. Kinder’s cash incentive targets represent 75%, 50%, and 50% of their 2025 year-end base salaries, respectively. The cash incentive plan for 2025 is tied to the achievement of the further Adjusted EBITDA target, as described above. Messrs. Lolmaugh, Davis and Kinder are each entitled to receive a partial incentive payment if we achieve at least 95% of the further Adjusted EBITDA performance target and can earn up to 175% the target incentive amount if we achieve 115% of the further Adjusted EBITDA performance target.

Equity and Equity-Linked Incentives. We use equity incentive awards to link the interests of our named executive officers with those of our shareholders. The Omnibus Plans authorize, or authorized, the Compensation Committee to grant stock options (nonqualified stock options or incentive stock options) and restricted stock or any combination thereof. Vesting of such equity incentive awards is dependent in whole or in part on continued employment, to encourage the retention of our named executive officers through the vesting period of the awards. In some cases, vesting may also be partially based on certain market conditions such as the annual appreciation of our common stock or upon the attainment of certain performance conditions, such as an EBITDA target. In determining the size of equity awards to our named executive officers, our Compensation Committee considers several internal factors, such as the relative job scope, the value of outstanding equity awards, individual performance history, prior contributions to the Company, and the size of prior awards, as well as external factors such as the levels of unvested equity awards held by our executive officers in relation to their peers at comparable companies. We do not schedule the grant of stock options or other equity awards in anticipation of the disclosure of material non-public information, and we do not schedule the disclosure of material non-public information based on the timing of grants of stock options or other equity awards. We have not adopted any formal policy that would require the Compensation Committee or the Board to grant, or to avoid granting, stock options or other equity awards to our named executive officers or other employees at certain times.

2022 Equity Grants

In March 2022, we granted 15,411, 10,274, 7,706 and 7,706 shares of time-based restricted stock to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively; and 30,823, 20,549, 15,411 and 15,411 shares of performance-based restricted stock to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively. The number of restricted shares granted was determined using the 30-trading day average of the Company’s closing stock price preceding the grant date. The shares of restricted stock were granted pursuant to the 2021 Omnibus Plan. The risks of forfeiture for the time-based restricted stock will lapse in three equal annual installments based on continued service. The performance-based restricted stock will vest in three installments: 30% will vest on the day that the Company files its annual report for the year ended December 31, 2022; 30% will vest on the day that the Company files its annual report for the year ended December 31, 2023; and 40% will vest on the day that the Company files its annual report for the year ended December 31, 2024, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 18%, 20%, and 21% of the profit metric, defined as pretax return on capital employed (“ROCE”) (as such results are reported in the Company’s annual report for the applicable year), for the years ended December 31, 2022, 2023, and 2024, respectively. We calculate pretax return on capital employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and non-interest bearing other long-term liabilities (where income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates, and balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates). To further align executive compensation with performance, two-thirds of the equity incentives for 2022 were based on achieving performance goals. The Compensation Committee determined the levels of equity grants after assessing individual executives’ performance, their role with, and contributions to, the Company, and market compensation data provided by the compensation consultant.

For the year ended December 31, 2022, the Company did not achieve the performance condition required for vesting of the first tranche of the performance-based restricted share awards granted in 2022. Accordingly, 9,247, 6,165, 4,623, and 4,623 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively, were cancelled in March 2023.

For the year ended December 31, 2023, the Company did not achieve the performance condition required for vesting of the second tranche of the performance-based restricted share awards granted in 2022. Accordingly, 9,247, 6,165, 4,623, and 4,623 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively, were cancelled in February 2024.

For the year ended December 31, 2024, the Company did not achieve the performance condition required for vesting of the third tranche of the performance-based restricted share awards granted in 2022. Accordingly, 12,329, 6,165, and 6,165 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Mr. Davis and Mr. Kinder, respectively, were cancelled in February 2025.

Ms. Lunan’s unvested shares of time-based and performance-based restricted stock were forfeited as a result of her resignation effective April 1, 2024.

2023 Equity Grants

In March 2023, we granted 18,250, 12,346, 9,260, and 9,260 shares of time-based restricted stock to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively and 37,039, 24,693, 18,519, and 18,519 shares of performance-based restricted stock to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively. The number of restricted shares granted was determined using the 30-trading day average of the Company’s closing stock price preceding the grant date. The shares of restricted stock were granted pursuant to the 2021 Omnibus Plan. The risks of forfeiture for the time-based restricted stock will lapse in three equal annual installments based on continued service. The performance-based restricted stock will vest in three installments: 30% will vest on the day that the Company files its annual report for the year ended December 31, 2023; 30% will vest on the day that the Company files its annual report for the year ended December 31, 2024; and 40% will vest on the day that the Company files its annual report for the year ended December 31, 2025, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 15%, 20%, and 20% of the profit metric, defined as adjusted ROCE, for the years ended December 31, 2023, 2024, and 2025, respectively. We calculate adjusted ROCE by taking income (loss) from operations before performance share based compensation expense, divided by capital employed, calculated as described above. Given uncertain macroeconomic conditions following interest rate hikes and projections of slowing demand tied to the housing industry at the time the Compensation Committee set the 2023 performance share incentive targets, the Compensation Committee established adjusted ROCE targets for 2023 that were somewhat lower than the targets for 2022 performance share awards. In establishing adjusted ROCE targets for the 2023 performance share awards, the Compensation Committee sought to create targets that are challenging but obtainable, and aligned with the Company’s guidance and projections regarding market conditions, in order to provide strong incentives for management to continue to focus on efficient capital deployment. To further align executive compensation with performance, two-thirds of the equity incentives for 2023 were based on achieving performance goals. The Compensation Committee determined the levels of equity grants after assessing individual executives’ performance, their role with, and contributions to, the Company, and market compensation data provided by the compensation consultant.

For the year ended December 31, 2023, the Company did not achieve the performance condition required for vesting of the first tranche of the performance-based restricted share awards granted in 2023. Accordingly, 11,112, 7,408, 5,556, and 5,556 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively, were cancelled in February 2024.

For the year ended December 31, 2024, the Company did not achieve the performance condition required for vesting of the second tranche of the performance-based restricted share awards granted in 2023. Accordingly, 11,112, 5,556, and 5,556 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Mr. Davis and Mr. Kinder, respectively, were cancelled in February 2025.

Ms. Lunan’s unvested shares of time-based and performance-based restricted stock were forfeited as a result of her resignation effective April 1, 2024.

2024 Equity Grants

In March 2024, we granted 15,125, 10,083, 7,562, and 7,562 shares of time-based restricted stock to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively and 30,249, 20,167, 15,125, and 15,125 shares of performance-based restricted stock to Mr. Lolmaugh, Ms. Lunan, Mr. Davis and Mr. Kinder, respectively. The number of restricted shares granted was determined using the 30-trading day average of the Company’s closing stock price preceding the grant date. The shares of restricted stock were granted pursuant to the 2021 Omnibus Plan. The risks of forfeiture for the time-based restricted stock will lapse in three equal annual installments based on continued service. The performance-based restricted stock will vest in three installments: 30% will vest on the day that the Company files its annual report for the year ended December 31, 2024; 30% will vest on the day that the Company files its annual report for the year ended December 31, 2025; and 40% will vest on the day that the Company files its annual report for the year ended December 31, 2026, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 12%, 14% and 15% of the profit metric, defined as adjusted ROCE, for the years ended December 31, 2024, 2025, and 2026, respectively. We calculate adjusted ROCE by taking income (loss) from operations before performance share based compensation expense, divided by capital employed, calculated as described above. Given continued uncertain macroeconomic conditions following projections of slowing demand tied to the housing industry at the time the Compensation Committee set the 2024 performance share incentive targets, the Compensation Committee established adjusted ROCE targets for 2024 that were somewhat lower than the targets for 2023 performance share awards. In establishing adjusted ROCE targets for the 2024 performance share awards, the Compensation Committee again sought to create targets that are challenging but obtainable, and aligned with the Company’s guidance and projections regarding market conditions, in order to provide strong incentives for management to continue to focus on efficient capital deployment. To further align executive compensation with performance, two-thirds of the equity incentives for 2024 were based on achieving performance goals. The Compensation Committee determined the levels of equity grants after assessing individual executives’ performance, their role with, and contributions to, the Company, and market compensation data provided by the compensation consultant.

In addition, in connection with his April 1, 2024 appointment as Senior Vice President, Chief Financial Officer and Secretary, Mr. Davis received a $50,000 equity award in May 2024, consisting of (i) 2,464 shares of time-based restricted stock, for which he risks of forfeiture will lapse in three equal annual installments based on continued service, and (ii) 4,928 shares of performance-based restricted stock, which will vest in three installments: 30% will vest on May 13, 2025, 30% will vest on the day that the Company files its annual report for the year ended December 31, 2025, and 40% will vest on the day that the Company files its annual report for the year ended December 31, 2026, in each case subject to (i) Mr. Davis remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 12%, 14% and 15% of the profit metric, defined as adjusted ROCE and calculated as described above, for the years ended December 31, 2024, 2025, and 2026, respectively. The number of restricted shares granted was determined using the 30-trading day average of the Company’s closing stock price preceding the grant date. The shares of restricted stock were granted pursuant to the 2021 Omnibus Plan.

For the year ended December 31, 2024, the Company did not achieve the performance condition required for vesting of the first tranche of the performance-based restricted share awards granted in 2024. Accordingly, 9,075, 4,538, and 4,538 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Mr. Davis and Mr. Kinder, respectively, were cancelled in February 2025. In addition, 1,478 performance-based restricted shares that had previously been granted to Mr. Davis are expected to be cancelled on May 13, 2025.

Ms. Lunan’s unvested shares of time-based and performance-based restricted stock were forfeited as a result of her resignation effective April 1, 2024.

The equity grants made to our named executive officers in fiscal year 2024 are set forth in the “Summary Compensation Table for Fiscal 2024” and the “Grants of Plan-Based Awards for Fiscal 2024” table and are further discussed under “Equity Grants” below.

2025 Equity Grants

In March 2025, we granted 13,542, 9,028, and 9,028 shares of time-based restricted stock to Mr. Lolmaugh, Mr. Davis and Mr. Kinder, respectively and 27,083, 18,055, and 18,055 shares of performance-based restricted stock to Mr. Lolmaugh, Mr. Davis and Mr. Kinder, respectively. The number of restricted shares granted was determined using the 30-trading day average of the Company’s closing stock price preceding the grant date. The shares of restricted stock were granted pursuant to the 2021 Omnibus Plan. The risks of forfeiture for the time-based restricted stock will lapse in three equal annual installments based on continued service. The performance-based restricted stock will vest in three installments: 30% will vest on the day that the Company files its annual report for the year ended December 31, 2025; 30% will vest on the day that the Company files its annual report for the year ended December 31, 2026; and 40% will vest on the day that the Company files its annual report for the year ended December 31, 2027, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 10%, 12% and 14% of the profit metric, defined as adjusted ROCE, as described above, for the years ended December 31, 2025, 2026, and 2027, respectively.

Retirement Savings. All of our full-time employees, including our named executive officers, are eligible to participate in The Tile Shop 401(k) Retirement Plan. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $23,000 in 2024 (or $30,500 for employees over 50), and to have the amount of this reduction contributed to the 401(k) plan. In fiscal year 2024, we made a matching contribution of $0.50 for every $1.00 that each applicable employee contributed to the 401(k) plan, up to a maximum of 5% of such employee’s salary. Each year, this matching contribution vests as to 20% of the aggregate matching contributions for such employee, such that all past and future matching contributions will be vested after the employee has been employed by us for a period of five years.

Perquisites. From time-to-time, we have provided certain of our named executive officers with perquisites that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but we do believe they can be useful in attracting, motivating, and retaining executive talent. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for our executive officers in appropriate circumstances. Accordingly, we may consider providing additional perquisites in the future. There are no material perquisites to our named executive officers that are contractual obligations pursuant to written agreements. All future practices regarding perquisites will be approved and subject to periodic review by our Compensation Committee.

Stock Ownership Guidelines

Effective February 28, 2023, we adopted stock ownership guidelines, which are intended to further align the interests of executives and non-employee directors with the interests of the Company’s shareholders. Pursuant to the guidelines, each officer of the Company who is subject to Section 16 of the Exchange Act (and each other key employee who is designated by the Board), is required to own a number of shares of our common stock with a value equal to at least three times annual base salary, for the Chief Executive Officer, and at least one and one-half times for the other officers subject to the guidelines. For purposes of determining compliance with the stock ownership guidelines, common stock subject to unvested time-based restricted stock and restricted stock units will be treated as owned by the covered individual, but common stock subject to unexercised stock options and unvested performance-based restricted stock and restricted stock units will not be treated as owned by the covered individual.

Officers subject to these guidelines will have until February 28, 2026 (or if later, five years from the date of his or her initial appointment) to attain the applicable share ownership level. Additionally, until the applicable share ownership requirement is achieved, officers subject to the guidelines are required to retain at least 50% of any shares received upon the vesting of restricted stock, the payment of restricted stock units, the exercise of stock options, or the settlement of other equity awards (excluding shares tendered or withheld to cover applicable tax withholding obligations or the applicable exercise price).

Clawback Policy

We adopted a Compensation Recovery Policy in February 2023, which applies to incentive-based compensation under awards approved, awarded or granted on or after February 28, 2023 and which complies with the requirements for compensation recovery (or “clawback”) policies adopted by the SEC and Nasdaq. Pursuant to the policy, if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation Committee will promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement. Covered executive officers include both current and former executive officers. Incentive-based compensation includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. Financial reporting measures are those that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measures are presented within the Company’s financial statements or included in a filing with the SEC, and include, among other things, stock price, total shareholder return, and measures based on, or derived from, revenues, net income, operating income, EBITDA and return on capital employed. The amount required to be recovered in the event of an accounting restatement will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee of the Board of Directors:

Deborah K. Glasser, Chair

Mark J. Bonney

Peter J. Jacullo III

Summary Compensation Table for Fiscal 2024

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2024, 2023 and 2022 by each of the named executive officers for each year in which each individual was a named executive officer. The positions listed for Messrs. Lolmaugh, Davis and Kinder are those held as of December 31, 2024. Ms. Lunan resigned and ceased to serve as an officer or employee of the Company effective April 1, 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Cabell Lolmaugh	2024	424,360	—	301,737		—	—	7,022	(3)	733,119
Chief Executive Officer and	2023	412,000	—	270,017		—	—	5,150		687,167
President	2022	400,000	—	291,274		—	—	7,625		698,899
Mark Davis	2024	283,350	—	200,247		—	—	7,084	(3)	490,681
Senior Vice President and	2023	226,600	—	135,006		—	—	5,665		367,271
Chief Financial Officer	2022	220,000	—	145,637		—	—	7,625		373,262
Karla Lunan	2024	78,420	—	201,163	(4)	—	—	1,961	(3)	281,544
Former Senior Vice President	2023	300,000	—	180,010		—	—	7,500		487,510
and Chief Financial Officer	2022	280,000	—	194,185		—	—	6,416		480,601
Joseph Kinder	2024	278,100	—	150,862		—	—	6,953	(3)	435,915
Senior Vice President, Supply	2023	270,000	—	135,006		—	—	6,750		411,756
Chain and Distribution(5)	2022	270,000	—	145,637		—	—	7,666		423,303

(1)	The value of stock awards and options in this table represents the fair value of such awards granted or modified during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used to determine the valuation of the awards are discussed in Note 9 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	Represents cash incentive compensation paid based on our achievement of applicable performance goals. None of our named executive officers received any cash incentive compensation payments for the 2024 fiscal year. See “Non-Equity Incentive Plan Compensation” below for additional discussion.

(3)	Represents employer 401(k) contributions.

(4)	The restricted and performance shares granted to Ms. Lunan during 2024 were forfeited as a result of her resignation effective April 1, 2024.

(5)	Mr. Kinder was appointed Senior Vice President, Chief Merchant Officer, effective February 25, 2025.

Grants of Plan-Based Awards for Fiscal 2024

The following table sets forth certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2024:

			Estimated future payouts under non-equity incentive plan awards ($)(1)			All other stock awards: Number of shares of		All other option awards: Number of securities	Exercise or base price of option	Grant date fair value of stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	stock or units (#)		underlying options (#)	awards ($/Sh)	and option awards ($)
Cabell Lolmaugh	3/4/2024	2/27/2024	-	-	-	15,125	(2)	-	-	100,581
	3/4/2024	2/27/2024	-	-	-	30,249	(3)	-	-	201,156
	N/A	N/A	-	318,270	556,972	-		-	-	-
Mark Davis	3/4/2024	2/27/2024	-	-	-	7,562	(2)	-	-	50,287
	3/4/2024	2/27/2024	-	-	-	15,125	(3)	-	-	100,581
	5/13/2024	4/23/2024	-	-	-	2,464	(2)	-	-	16,460
	5/13/2024	4/23/2024	-	-	-	4,928	(3)	-	-	32,919
	N/A	N/A	-	135,840	237,720	-		-	-	-
Karla Lunan	3/4/2024	2/27/2024	-	-	-	10,083	(4)	-	-	67,052
	3/4/2024	2/27/2024	-	-	-	20,167	(5)	-	-	134,111
	N/A	N/A	-	154,500	270,375	-		-	-	-
Joseph Kinder	3/4/2024	2/27/2024	-	-	-	7,562	(2)	-	-	50,287
	3/4/2024	2/27/2024	-	-	-	15,125	(3)	-	-	100,575
	N/A	N/A	-	111,240	194,670	-		-	-	-

(1)	The cash incentive compensation plan approved by the Compensation Committee in February 2024 included one performance goal, tied to the achievement of the further Adjusted EBITDA target. Messrs. Lolmaugh, Davis and Kinder and Ms. Lunan each had the opportunity to receive a partial incentive payment if the Company achieved at least 90% of the further Adjusted EBITDA performance target and could earn up to 175% the target incentive amount if the Company achieved 115% of the further Adjusted EBITDA performance target. Under the 2024 plan (as adjusted in the case of Mr. Davis in connection with his promotion to Chief Financial Officer), Mr. Lolmaugh, Mr. Davis, Ms. Lunan, and Mr. Kinder’s cash incentive targets represented 75%, 50%, 50%, and 40% of their base salaries, respectively. Ms. Lunan’s cash incentive opportunity was forfeited upon her resignation effective April 1, 2024. In 2024, the Company’s further Adjusted EBITDA fell below the minimum threshold for a cash incentive payment. Accordingly, there was no payout of any 2024 cash incentive compensation to Messrs. Lolmaugh, Davis or Kinder.

(2)	Represents shares of time-based restricted stock. The risks of forfeiture for the time-based restricted stock will lapse in three equal annual installments based on continued service.

(3)	Represents shares of performance-based restricted stock. The performance-based restricted stock will vest in three installments: 30% will vest on the day that the Company files its annual report for the year ended December 31, 2024, except for the shares granted to Mr. Davis on May 13, 2024, for which 30% will vest on May 13, 2025; 30% will vest on the day that the Company files its annual report for the year ended December 31, 2025; and 40% will vest on the day that the Company files its annual report for the year ended December 31, 2026, in each case subject to the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and further subject to the Company achieving 12%, 14%, and 15% of the profit metric, defined as adjusted ROCE, for the years ended December 31, 2024, 2025, and 2026, respectively. Because the adjusted ROCE profit metric for fiscal 2024 was not achieved, 30% of the performance-based restricted stock granted on March 4, 2024 was forfeited and 30% of the performance-based restricted stock granted on May 13, 2024 to Mr. Davis is expected to be forfeited on May 13, 2025.

(4)	Represents shares of time-based restricted stock for which the risks of forfeiture were scheduled to lapse in three equal annual installments based on continued service. These shares were forfeited as a result of Ms. Lunan’s resignation effective April 1, 2024.

(5)	Represents shares of performance-based restricted stock, which was scheduled to vest in three installments, pursuant to the terms described in footnote 3. These shares were forfeited as a result of Ms. Lunan’s resignation effective April 1, 2024.

Offer Letter and Termination Agreements

In February 2018, as the result of arm’s length negotiations, we entered into an offer letter agreement with Mr. Lolmaugh setting forth the terms and conditions of his employment as our Senior Vice President and Chief Operating Officer. Effective January 1, 2019, we updated Mr. Lolmaugh’s offer letter agreement to reflect his new title of Chief Executive Officer and President and to memorialize certain compensation changes related to his promotion. All other terms of his offer letter agreement remained unchanged.

In September 2019, as the result of arm’s length negotiations, we entered into an offer letter agreement with Mr. Davis setting forth the terms and conditions of his employment as our Vice President, Investor Relations, and Chief Accounting Officer. In connection with his appointment as our Senior Vice President and Chief Financial Officer, we entered into an amendment to Mr. Davis’s offer letter agreement on March 18, 2024, reflecting Mr. Davis’s new title; providing for annual base salary of $300,000; amending Mr. Davis’s target annual cash incentive compensation opportunity to provide a target of 50% of his base salary; and providing for an additional $50,000 equity award following the issuance of the Company’s first quarter 2024 financial results.

Pursuant to the respective offer letter agreement, Messrs. Lolmaugh and Davis are entitled to receive severance benefits if their employment is terminated by us without severance cause at any time or if they resign for good reason (as such terms are defined in the offer letter agreements), subject to execution of a full release in our favor. In such an event, Messrs. Lolmaugh and Davis are entitled to continued payment of their base salary for six months and an additional payment in an amount equal to six times our contribution amount for the monthly health insurance premium for them during the month immediately prior to termination. Upon a change of control (as such term is defined in the applicable Omnibus Plans), Messrs. Lolmaugh and Davis are also entitled to full vesting acceleration with respect to any unvested stock options if they are not offered employment by the successor entity, or if they are terminated without cause (as defined in the 2012 Omnibus Award Plan) or constructively terminated prior to the first anniversary of the change of control. Prior to her resignation, Ms. Lunan would have been entitled to the same benefits as Messrs. Lolmaugh and Davis under her offer letter agreement if her employment had been terminated by the Company without severance cause, or if she had resigned for good reason, or if a change of control (as defined in the 2021 Omnibus Plan) had occurred.

In December 2021, as a result of arm’s length negotiations, we entered into an offer letter agreement with Ms. Lunan setting forth the terms and conditions of her employment as our Senior Vice President and Chief Financial Officer. In March 2024, Ms. Lunan voluntarily resigned from her role as our Senior Vice President and Chief Financial Officer, effective April 1, 2024. Between January 1, 2024 and April 1, 2024, Ms. Lunan received her base salary at a rate of $25,750 per month, and her previously granted equity awards continued to vest while she remained an employee of the Company. On the effective date of Ms. Lunan’s termination, all unvested equity awards were cancelled pursuant to the terms of the equity award agreements, and she forfeited the opportunity to earn a cash incentive based on the achievement of performance targets under the Company’s 2024 cash incentive plan.

In October 2020, as the result of arm’s length negotiations, we entered into an offer letter agreement with Mr. Kinder setting forth the terms and conditions of his employment as our Senior Vice President, Supply Chain and Distribution. Pursuant to the offer letter agreement, Mr. Kinder is entitled to receive severance benefits of continued payment of his base salary for six months if his employment is terminated by us without severance cause or he resigns for good reason (as such terms are defined in his offer letter agreement) due to a change of control, subject to execution of a full release in our favor. Upon a change of control, Mr. Kinder is entitled to full vesting acceleration with respect to any unvested restricted stock if he is not offered employment by the successor entity, or if he is terminated without cause or constructively terminated prior to the first anniversary of the change of control.

On February 25, 2025, in connection with his appointment to the position of Senior Vice President, Chief Merchant Officer, we entered into an employment agreement with Mr. Kinder, which superseded in its entirety his offer letter agreement described above. The employment agreement with Mr. Kinder documents the agreed terms and conditions of his employment as Senior Vice President, Chief Merchant Officer, as well as his expected subsequent transition, effective January 1, 2027, to non-executive employment as a Purchasing Advisor. Pursuant to the employment agreement, effective on February 25, 2025 and continuing through December 31, 2026 or such earlier date as his employment may be terminated for any reason (the “Officer Employment Period”), Mr. Kinder will receive an annual salary of $350,000 (effective as of January 1, 2025), will be eligible to participate in the Company's corporate bonus program, with a target bonus opportunity of 50% of his annual salary, will be eligible to participate in the Company’s annual equity award program for executive officers, with an aggregate target annual equity award value of $200,000, and will be eligible for other employee benefits in accordance with the Company’s policies and plans. In the event of a change of control of the Company during the Officer Employment Period, Mr. Kinder generally will be entitled to accelerated vesting and exercisability of unvested restricted stock award grants if he is not offered employment or continued employment by the successor entity, or if his employment terminates within one year after the change of control as a result of his termination by the successor entity without severance cause or his resignation in a constructive termination. Further, if Mr. Kinder’s employment terminates during the Officer Employment Period due to a change of control and as a result of his termination by the successor entity without severance cause or his resignation for good reason, he will be entitled to receive cash severance in an amount equal to his then-current base salary for a six-month period, conditioned upon his provision of an effective release of claims against the Company. Pursuant to the employment agreement, if Mr. Kinder remains employed by the Company as Senior Vice President, Chief Merchant Officer through December 31, 2026, then, effective on January 1, 2027 and continuing through December 31, 2028 or such earlier date as his employment may be terminated for any reason (such period, the “Transition Period”), the Company will employ him as a Purchasing Advisor, which is a non-officer employee position. During the Transition Period, Mr. Kinder will receive an annual salary of $75,000 and will be eligible for other employee benefits in accordance with the Company’s policies and plans.

As defined in the offer letter and employment agreements, “severance cause” means (1) the employee’s willful misconduct in connection with employment or willful failure to perform responsibilities in the best interests of us, as determined by (i) the Board, for each of Messrs. Lolmaugh and Davis, or (ii) the Company’s Chief Financial Officer, for Mr. Kinder; (2) conviction of, or plea of nolo contendere or guilty to, a felony other than an act involving a traffic related infraction; (3) any act of fraud, theft, embezzlement or other material dishonesty by the employee that harmed us; (4) intentional violation of a federal or state law or regulation applicable to our business, which violation was or is reasonably likely to be injurious to us; or (5) the employee’s repeated failure to perform his or her duties and obligations of his or her position with us, which failure is not cured within thirty (30) days after notice of such failure from (i) the Board, for each of Messrs. Lolmaugh and Davis, or (ii) the Chief Financial Officer, for Mr. Kinder. “Good reason” exists if an employee resigns as a result of (1) a material reduction in annual base salary or job responsibility or (2) the relocation of the employee’s principal office location to a facility or location located more than 50 miles from his or her current principal office location. The full definition of “severance cause” and “good reason” is set forth in the offer letter agreements.

For purposes of the Omnibus Plans, subject to exceptions set forth in the respective Omnibus Plans, a “change of control” generally includes (1) the acquisition of more than 50% of our common stock; (2) the incumbent Board ceasing to constitute a majority of the Board during any period of two consecutive years; (3) a merger, consolidation, reorganization or business combination, or a sale of substantially all our assets; and (4) shareholder approval of our complete liquidation or dissolution. “Cause,” as defined in the Omnibus Plans, generally means any act or omission the Compensation Committee determines constitutes cause for termination, including (1) a material violation of any of our policies, including the Code of Business Conduct and Ethics; (2) embezzlement from, or theft of, our property; (3) willful failure to perform, or gross negligence in the performance of, assigned duties; or (4) other intentional misconduct, whether related to employment or otherwise, which has, or could potentially have, a material adverse effect on our business. The full definition of “change of control” and “cause” is set forth in each of the Omnibus Plans.

In connection with their offer letter and employment agreements, each of Messrs. Lolmaugh, Davis and Kinder and Ms. Lunan agreed not to compete, directly or indirectly, with us, and not to solicit any of our employees or business contacts, during the term of their employment and for a period of one year thereafter.

Non-Equity Incentive Plan Compensation

In February 2024, the Compensation Committee approved specific performance targets and payout levels for executive officers for the 2024 fiscal year. Under the 2024 plan, Mr. Lolmaugh, Mr. Davis, and Mr. Kinder’s cash incentive targets represented 75%, 40%, and 40% of their 2024 year-end base salaries, respectively. Prior to her resignation, Ms. Lunan’s cash incentive target represented 50% of her 2024 year-end base salary, but Ms. Lunan’s 2024 cash incentive opportunity was forfeited as a result of her resignation. In connection with his appointment as Senior Vice President, Chief Financial Officer and Secretary, Mr. Davis’s cash incentive target was increased to 50% of his 2024 year-end base salary. The cash incentive plan for 2024 was tied to the achievement of an Adjusted EBITDA target, calculated in the manner described below, and further adjusted for changes in cash incentive bonus expenses (as adjusted, “further Adjusted EBITDA”). Messrs. Lolmaugh, Davis and Kinder each had the opportunity to receive a partial incentive payment if we achieved at least 90% of the further Adjusted EBITDA performance target and could earn up to 175% the target incentive amount if we achieved 115% of the further Adjusted EBITDA performance target. See below for a table setting forth the performance targets and payout levels under the plan:

Percentage of budgeted further Adjusted EBITDA achieved*
90	95	100	105	110	115
0.0%	50.0%	100.0%	125.0%	150.0%	175.0%

     * Payout levels for percentages between the listed ranges are proportionately adjusted.

For 2024, the Company did not attain the level of further Adjusted EBITDA required for payment under the cash incentive plan. Accordingly, the Compensation Committee did not approve a payout of any 2024 cash incentive compensation to Messrs. Lolmaugh, Davis or Kinder.

Equity Grants

All restricted stock awards issued in fiscal year 2024 to named executive officers were issued pursuant to the 2021 Omnibus Plan. Pursuant to the 2021 Omnibus Plan, in the event of a change of control, any unvested equity awards may be accelerated at the sole discretion of the Compensation Committee.

We have also provided for the acceleration of vesting of certain equity awards granted to Messrs. Lolmaugh, Davis and Kinder in the event of our change of control pursuant to their offer letter agreements. Ms. Lunan’s offer letter agreement contained a similar provision. In the event of a change of control, if they are terminated without cause or are otherwise constructively terminated prior to the first anniversary of the change of control, the vesting of such unvested awards will be accelerated in full immediately prior to such termination. We believe that these acceleration opportunities will further align the interests of our executives with those of our shareholders by providing our executives an opportunity to benefit alongside our shareholders in a corporate transaction.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2024

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2024, other than Ms. Lunan, who did not hold any outstanding equity awards as of December 31, 2024:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)*
Cabell Lolmaugh	11/6/2017		26,900	—	8.50	11/6/2027	—		—	—		—
	2/22/2018		56,000	—	5.55	2/22/2028	—		—	—		—
	2/20/2019		97,067	—	6.26	2/20/2029	—		—	—		—
	3/7/2022	(1)	—	—	—	—	5,137	(2)	35,599	—		—
	3/6/2023		—	—	—	—	—		—	14,815	(3)	102,668
	3/6/2023		—	—	—	—	12,346	(4)	85,558	—		—
	3/4/2024		—	—	—	—	—		—	21,174	(5)	146,736
	3/4/2024		—	—	—	—	15,125	(6)	104,816	—		—
Mark Davis	11/6/2017		5,400	—	8.50	11/6/2027	—		—	—		—
	3/7/2022	(1)	—	—	—	—	2,568	(2)	17,796	—		—
	3/6/2023		—	—	—	—	—		—	7,407	(3)	51,331
	3/6/2023		—	—	—	—	6,173	(4)	42,779	—		—
	3/4/2024		—	—	—	—	—		—	10,587	(5)	73,368
	3/4/2024		—	—	—	—	7,562	(6)	52,405	—		—
	5/13/2024		—	—	—	—	—		—	3,450	(5)	23,046
	5/13/2024		—	—	—	—	2,464	(7)	17,076	—		—
Joseph Kinder	11/6/2017		26,900	—	8.50	11/6/2027	—		—	—		—
	7/20/2018		50,000	—	8.80	7/20/2028	—		—	—		—
	3/7/2022	(1)	—	—	—	—	2,568	(2)	17,796	—		—
	3/6/2023		—	—	—	—	—		—	7,407	(3)	51,331
	3/6/2023		—	—	—	—	6,173	(4)	42,779	—		—
	3/4/2024		—	—	—	—	—		—	10,587	(5)	73,368
	3/4/2024		—	—	—	—	7,562	(6)	52,405	—		—

*  Based on the closing stock price of our common stock of $6.93 on December 31, 2024, the last trading day of the 2024 fiscal year.

(1)	The shares of performance-based restricted stock granted on March 7, 2022 provided for vesting in three installments: 30% to vest on the day that the Company filed its annual report for the year ended December 31, 2022; 30% to vest on the day that the Company filed its annual report for the year ended December 31, 2023; and 40% to vest on the day that the Company filed its annual report for the year ended December 31, 2024, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 18%, 20%, and 21% of the applicable profit metric for the years ended December 31, 2022, 2023, and 2024, respectively. Because the profit metric for fiscal 2024 was not achieved, the final installment of the performance-based restricted stock granted on March 7, 2022 was forfeited and is therefore not reported in this table.

(2)	The risks of forfeiture for these shares of restricted stock will lapse on March 7, 2025.

(3)	The shares of performance-based restricted stock granted on March 6, 2023 provide for vesting in three installments: 30% to vest on the day that the Company files its annual report for the year ended December 31, 2023; 30% to vest on the day that the Company files its annual report for the year ended December 31, 2024; and 40% to vest on the day that the Company files its annual report for the year ended December 31, 2025, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 15%, 20%, and 20% of the applicable profit metric for the years ended December 31, 2023, 2024, and 2025, respectively. Because the profit metric for fiscal 2024 was not achieved, the second installment of the performance-based restricted stock granted on March 6, 2023, or 30% of the initial grant, was forfeited and is therefore not reported in this table. The remainder of the performance-based restricted stock granted on March 6, 2023, or 40% of the initial grant, is reported in this table at the target level.

(4)	The risks of forfeiture for these shares of restricted stock will lapse in two equal annual installments beginning on March 6, 2025.

(5)	The shares of performance-based restricted stock granted on March 4, 2024 and May 13, 2024 provide for vesting in three installments: 30% to vest on the day that the Company files its annual report for the year ended December 31, 2024, except for the shares granted to Mr. Davis on May 13, 2024, for which 30% will vest on May 13, 2025; 30% to vest on the day that the Company files its annual report for the year ended December 31, 2025; and 40% to vest on the day that the Company files its annual report for the year ended December 31, 2026, in each case subject to (i) the employee remaining in continuous employment with the Company prior to and as of December 31 of the year preceding the applicable vesting date and (ii) further subject to the Company achieving 12%, 14%, and 15% of the applicable profit metric for the years ended December 31, 2024, 2025, and 2026, respectively. Because the profit metric for fiscal 2024 was not achieved, the first installment of the performance-based restricted stock granted on March 4, 2024 and May 13, 2024, or 30% of the initial grant, was or is expected to be forfeited and is therefore not reported in this table. The remainder of the performance-based restricted stock granted on March 4, 2024 and May 13, 2024, or 70% of the initial grant, is reported in this table at the target level.

(6)	The risks of forfeiture for these shares of restricted stock will lapse in three equal annual installments beginning on March 4, 2025.

(7)	The risks of forfeiture for these shares of restricted stock will lapse in three equal annual installments beginning on May 13, 2025.

Option Exercises and Stock Vested for Fiscal 2024

The following named executive officers had restricted common stock vest during the fiscal year ended December 31, 2024. No named executive officer exercised stock options during the 2024 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
Cabell Lolmaugh	44,886	(3)	295,923
Mark Davis	11,757	(4)	78,467
Karla Lunan(7)	7,541	(5)	51,121
Joseph Kinder	22,443	(6)	149,102

(1)	The Company did not achieve the performance conditions required for vesting of the performance-based restricted share awards granted in 2021, 2022, and 2023. Accordingly, an aggregate of 32,530, 16,264, and 16,264 performance-based restricted shares that had previously been granted to Mr. Lolmaugh, Mr. Davis, and Mr. Kinder were cancelled in March 2024 and are not included in this table.

(2)	The amounts shown are calculated based on the closing price per share of our common stock on the date the shares vested.

(3)	Includes 14,538 shares that were withheld to cover taxes and 30,348 shares that were issued to Mr. Lolmaugh.

(4)	Includes 4,223 shares that were withheld to cover taxes and 7,534 shares that were issued to Mr. Davis.

(5)	Includes 2,708 shares that were withheld to cover taxes and 4,833 shares that were issued to Ms. Lunan.

(6)	Includes 7,866 shares that were withheld to cover taxes and 14,577 shares that were issued to Mr. Kinder.

(7)	Ms. Lunan resigned and ceased to serve as an officer or employee of the Company effective April 1, 2024. Upon her resignation, 50,731 unvested restricted shares were forfeited, including 13,573 performance shares that did not vest as the Company did not achieve performance conditions of the performance-based restricted share awards granted in 2022 and 2023.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during the fiscal year ended December 31, 2024.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was paid to or earned by the named executive officers during the fiscal year ended December 31, 2024.

Potential Payments Upon Termination or Change in Control

As discussed above in connection with each named executive officer’s offer letter agreement, Messrs. Lolmaugh and Davis are eligible to receive severance benefits, and, prior to her resignation, Ms. Lunan would have been eligible to receive severance benefits, in the event that their employment is terminated by us without cause or by the employee for good reason, and Mr. Kinder is eligible to receive severance benefits in the event that his employment is terminated by us without cause or by him for good reason due to a change of control. Additionally, Messrs. Lolmaugh, Davis and Kinder are entitled to full vesting of certain outstanding equity awards, and, prior to her resignation, Ms. Lunan would have been entitled to such vesting, if, in the event of a change of control, they are not offered employment by the successor entity, or they are terminated without cause or are otherwise constructively terminated prior to the first anniversary of the change of control. Additional information regarding non-competition and non-solicitation provisions is disclosed above under “Offer Letter and Termination Agreements.”

The amounts payable by us to each of our named executive officers, other than Ms. Lunan, assuming that each individual’s employment had terminated on December 31, 2024, under each scenario are as follows:

Name	In Connection with a Change in Control ($)		By Company Not for Cause ($)		By NEO for Good Reason ($)
Cabell Lolmaugh	212,180	(1)	212,180	(3)	212,180	(3)
Mark Davis	153,111	(1)	153,111	(3)	153,111	(3)
Joseph Kinder	496,648	(2)	—		—

(1)	Represents the continued payment of six-months base salary and an additional payment in an amount equal to six times our contribution for the monthly health insurance premium for them during the month immediately prior to termination. Continued payment of base salary for a six-month period would have resulted in payments of $212,180 and $150,000 to Mr. Lolmaugh and Mr. Davis, respectively, as of December 31, 2024. The payment equal to six months of the Company’s contribution for monthly health insurance premiums would have resulted in a payment of $2,333 to Mr. Davis.

(2)	Represents continued payment of six-months base salary of $139,050 and a payment equal to six months of the Company’s contribution for monthly health insurance premiums of $5,439, which Mr. Kinder is eligible to receive in the event his employment is terminated by us without severance cause or by him for good reason due to a change of control. Additionally, this amount includes the lapse of the risks of forfeiture on all outstanding shares of restricted stock, equal to $350,346, based on the closing stock price of our common stock of $6.93 on December 31, 2024, the last trading day of the 2024 fiscal year, which Mr. Kinder is eligible to receive in the event of a change of control, as described above.

(3)	Represents continued payment of six-months base salary and an additional payment in an amount equal to six times our contribution amount for the monthly health insurance premium for them during the month immediately prior to termination. Continued payment of base salary for a six-month period would have resulted in payments of $212,180 and $150,000 to Mr. Lolmaugh and Mr. Davis, respectively, as of December 31, 2024. The payment equal to six months of the Company’s contribution for monthly health insurance premiums would have resulted in a payment of $2,333 to Mr. Davis.

In March 2024, Ms. Lunan voluntarily resigned from her role as our Senior Vice President and Chief Financial Officer, effective April 1, 2024. Between January 1, 2024 and April 1, 2024, Ms. Lunan received her base salary at a rate of $25,750 per month, and her previously granted equity awards continued to vest while she remained an employee of the Company. On the effective date of Ms. Lunan’s termination, all unvested equity awards were cancelled pursuant to the terms of the equity award agreements, and she forfeited the opportunity to earn a cash incentive based on the achievement of performance targets under the Company’s 2024 cash incentive plan. The value of those compensation arrangements for Ms. Lunan is disclosed below (with the value of continued vesting of equity awards determined based on the closing price of our common stock on the date of vesting):

Cash Compensation		Continued Vesting of Equity Awards		2023 Cash Incentive	Total
$66,336	(1)	$51,121	(2)	$—	$117,457

(1)	Represents base compensation of $64,375, plus 401(k) plan matching contributions of $1,961.

(2)	Represents the value of 4,116 shares vesting on the scheduled vesting date of March 6, 2024 (based on the closing stock price of our common stock of $6.82 on that date), plus the value of 3,425 shares vesting on the scheduled vesting date on March 7, 2024 (based on the closing stock price of our common stock of $6.73 on that date).

PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Lolmaugh, who served as our Chief Executive Officer during fiscal year 2024. The pay ratio included below is a reasonable estimate calculated in a manner consistent with the regulations.

For 2024, our last completed fiscal year:

●	the median of the annual total compensation of all our employees (other than Mr. Lolmaugh) was $49,441; and

●	the annual total compensation of Mr. Lolmaugh, as reported in the above Summary Compensation Table, was $733,119.

Based on this information, for fiscal year 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 14.83 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we did the following:

Employee Count. We determined that, as of December 15, 2024, our employee population consisted of approximately 1,296 individuals, all located in the United States. We selected December 15, 2024, which is within the last three months of 2024, as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient and economical manner.

Median Employee. To identify the median employee from our employee population, we compared the amount of salary, wages, tips and overtime pay of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024 (less severance and settlement earnings). In making this determination, we annualized the compensation of any full-time employees who were hired in 2024 and were working for us on December 15, 2024, but did not work for us the entire fiscal year. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our included employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the median employee.

Median Employee Total Compensation. Once we identified our median employee, we combined all the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $49,441. The difference between such employee’s salary, wages, tips and overtime pay and the employee’s annual total compensation represents the value of our matching contributions to participants in The Tile Shop 401(k) Retirement Plan (estimated at $1,234).

Chief Executive Officer Total Compensation. Mr. Lolmaugh had annual total compensation of $733,119 as disclosed in the “Summary Compensation Table.”

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation paid and our financial performance for each of the last five completed fiscal years to our principal executive officer (our “PEO”) and our other named executive officers (“non-PEO NEOs”). In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our non-PEO NEOs, compensation is reported as an average.

Financial Performance Measures

As described in greater detail under the caption “Executive Compensation-Compensation Discussion and Analysis,” performance-based pay constitutes the most significant portion of target total direct compensation for the Company’s senior executives. In our assessment, the financial performance measures selected for use in the 2024 annual cash incentive plan and long-term equity incentive awards represent the most important financial performance measures used by the Company to link compensation actually paid to the Company’s named executive officers during 2024 to the Company’s performance. These measures consist of:

●	Adjusted EBITDA

●	Pretax Return on Capital Employed

See “Executive Compensation-Compensation Discussion and Analysis” for additional details on how each of the financial performance measures listed above were used in the Company’s 2024 executive compensation program.

Pay Versus Performance Table

			Average		Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (in thousands) ($)(7)	Adjusted EBITDA (in thousands) ($)(8)
2024	733,119	447,998	402,713	118,750	446.57	100.00	2,321	22,614
2023	687,167	1,015,128	422,179	530,294	474.28	100.30	10,071	38,779
2022	698,899	199,172	208,229	(28,884)	282.25	88.17	15,703	49,583
2021	1,223,452	1,786,960	603,557	801,424	459.46	132.19	14,774	50,255
2020	579,950	1,216,888	320,805	543,688	254.44	101.77	6,031	39,953

(1)	Our PEO in 2024, 2023, 2022, 2021 and 2020 was Cabell Lolmaugh, our Chief Executive Officer.

(2)	In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” to our PEO during the most recently completed fiscal year, which consisted solely of adjustments to the PEO’s equity awards:

Cabell Lolmaugh
2024
Summary Compensation Table - Total Compensation	$733,119

- grant date fair value of option and stock awards granted in the covered fiscal year	(301,737)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	314,442
+ change in fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in prior fiscal years	(23,968)
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested at the end of or during the covered fiscal year	(34,438)
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(239,421)
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-
Total Equity Adjustments (subtotal)	$(285,121)
Compensation Actually Paid	$447,998

(3)	Our non-PEO NEOs for each year were as follows:

●	2024: Karla Lunan (until April 1, 2024), Joe Kinder and Mark Davis

●	2023: Karla Lunan, Joe Kinder and Mark Davis

●	2022: Karla Lunan, Nancy DiMattia (until January 3, 2022), Joe Kinder and Mark Davis

●	2021: Nancy DiMattia, Joe Kinder and Mark Davis

●	2020: Nancy DiMattia, Joe Kinder and Mark Davis

(4)	In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” on average to our non-PEO NEOs during the most recently completed fiscal year:

Average Non-PEO NEOs
2024
Summary Compensation Table - Total Compensation	$402,713

- grant date fair value of option and stock awards granted in the covered fiscal year	(184,091)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	121,887
+ change in fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in prior fiscal years	(7,989)
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested at the end of or during the covered fiscal year	(9,508)
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(204,262)
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-
Total Equity Adjustments (subtotal)	$(283,963)
Compensation Actually Paid	$118,750

(5)	An investment of $100 is assumed to have been made in our common stock as of December 31, 2019. All values assume dividends were reinvested on the date paid.

(6)	We have selected the Dow Jones U.S. Furnishings Index as our peer group. An investment of $100 is assumed to have been made as of December 31, 2019. All values assume dividends were reinvested on the date paid.

(7)	The dollar amounts reported represent the amount of net income for the applicable year, each as calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(8)	Adjusted EBITDA is defined as net income calculated in accordance with GAAP, as adjusted for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by the Company to link compensation actually paid to the Company’s named executive officers for the most recently completed year to the Company’s performance. See Appendix A for additional details regarding Adjusted EBITDA.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail under the caption “Executive Compensation-Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While the Company utilizes several performance measures to align executive compensation with Company performance, the Company does not specifically align its performance measures with compensation actually paid (as computed in accordance with Item 402(v) of SEC Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between certain of the information presented in the Pay Versus Performance Table.

Compensation actually paid and the Company’s total shareholder return, net income and Adjusted EBITDA

The tables below demonstrate the relationship between (i) compensation actually paid to our PEO (Mr. Lolmaugh) and the average amount of compensation actually paid to the non-PEO NEOs and (ii) the Company’s total shareholder return, net income and adjusted EBITDA, respectively, for each of 2024, 2023, 2022, 2021 and 2020.

Company total shareholder return and per group total shareholder return

The table below demonstrates the relationship between (i) the Company’s total shareholder return and (ii) the weighted total shareholder return of the Company’s peer group disclosed in footnote (6) to the Pay Versus Performance Table above, for the period beginning on December 31, 2019 and ending on December 31, 2024.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual fee of $100,000. The chairperson of our Board receives an additional annual fee of $75,000, the chairperson of the Audit Committee receives an additional annual fee of $40,000, and the chairperson of each of the Compensation Committee and Governance Committee receives an additional annual fee of $15,000. Cash compensation is payable quarterly. Non-employee directors may elect to have 50% or 100% of their annual compensation paid in the form of restricted stock. The number of shares of our restricted stock granted is equal to the quotient obtained by dividing (i) the amount of the annual fee payable to the non-employee director in the form of restricted stock by (ii) the average closing price on Nasdaq of our common stock over the 30 trading days immediately preceding the date of grant. The annual period for director compensation runs based on the date of the Annual Meeting of Shareholders each year.

In June 2023, Messrs. Kamin and Jacullo and Mss. Glasser and Solheid elected to receive compensation fully in the form of restricted stock, and Mr. Bonney elected to receive compensation as one-half restricted stock and one-half cash compensation, payable quarterly. Messrs. Kamin, Bonney, and Jacullo and Mss. Glasser and Solheid received 38,248, 14,092, 20,131, 23,150, and 20,131 shares of restricted stock, respectively. The risk of forfeiture for these shares of restricted stock lapsed on June 13, 2024.

In June 2024, Messrs. Kamin and Jacullo and Mss. Glasser and Solheid elected to receive compensation fully in the form of restricted stock, and Mr. Bonney elected to receive compensation as one-half restricted stock and one-half cash compensation, payable quarterly. Messrs. Kamin, Bonney, and Jacullo and Mss. Glasser and Solheid received 28,752, 10,593, 15,133, 17,403, and 15,133 shares of restricted stock, respectively. The risk of forfeiture for the restricted stock will lapse on June 3, 2025, as the earlier of the date of the Annual Meeting or June 18, 2025, contingent upon the applicable non-employee director’s continued service on our Board.

Director Compensation Table for Fiscal 2024

The following table summarizes the compensation paid to each non-employee director who served during the fiscal year ended December 31, 2024. Mr. Lolmaugh does not receive any separate compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Peter H. Kamin	-		200,114	-	200,114
Mark J. Bonney	70,000	(3)	73,727	-	143,727
Deborah K. Glasser	-		121,125	-	121,125
Peter J. Jacullo III	-		105,326	-	105,326
Linda Solheid	-		105,326	-	105,326

(1)	The table reflects the grant date fair value, as computed in accordance with Topic 718, of the director restricted share awards granted in fiscal year 2024. The assumptions used to determine the valuation of the awards are discussed in Note 9 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	The aggregate number of shares of restricted stock held by each of the directors listed in the table above as of December 31, 2024 was as follows: Mr. Kamin, 28,752; Mr. Bonney, 10,593; Ms. Glasser, 17,403; Mr. Jacullo, 15,133; and Ms. Solheid, 15,133. These shares of restricted stock were granted on June 18, 2024. The risks of forfeiture for these restricted shares will generally lapse in full on June 3, 2025, as the earlier of the date of the Annual Meeting or June 18, 2025, contingent upon the applicable non-employee director’s continued service on our Board.

(3)	Represents the portion of the annual Board fee received in cash during the third and fourth quarters of 2024.

Stock Ownership Guidelines

Effective February 28, 2023, we adopted stock ownership guidelines, which are intended to further align the interests of executives and non-employee directors with the interests of the Company’s shareholders. Pursuant to the guidelines, each non-employee director is required to maintain beneficial ownership of a number of shares of our common stock with a value equal to at least three times the annual retainer paid for service as a director. For purposes of determining compliance with the stock ownership guidelines, common stock subject to unvested time-based restricted stock and restricted stock units will be treated as owned by the covered individual (but common stock subject to unexercised stock options and unvested performance-based restricted stock and restricted stock units will not be treated as owned by the covered individual). Non-employee directors will have until February 28, 2026 (or if later, five years from the date of his or her initial election) to attain the applicable share ownership level. Additionally, until the applicable share ownership requirement is achieved, directors are required to retain at least 50% of any shares received upon the vesting or settlement of equity awards.

Standstill Agreements

On January 10, 2020, our then-serving directors delivered director standstill commitments (as to purchases of shares of our common stock) to us, as described in our Current Report on Form 8-K filed with the SEC on January 13, 2020, which extended until the later of (i) two years and (ii) the date upon which the director’s service as a member of the Board ends. Messrs. Jacullo and Kamin agreed to extend their standstill commitments until the date upon which each director’s service on the Board ends (which is the later of June 1, 2023 and such date), pursuant to the Stipulation.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents our equity compensation plan information as of December 31, 2024:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	295,367	(1)	7.07	2,755,854	(2)
Equity compensation plans not approved by shareholders	-		-	-
Total	295,367		7.07	2,755,854

(1)	Represents shares of common stock to be issued upon exercise of outstanding options to purchase common stock granted pursuant to our Omnibus Plans as of December 31, 2024.

(2)	All shares available for future issuance are under the 2021 Omnibus Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, since the beginning of our 2023 fiscal year, there have been no transactions, or series of transactions, to which we were a participant or will be a participant, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing, as defined in Item 404 of Regulation S-K of the Exchange Act and interpreted by the SEC in related guidance (individually, a “related person” and, collectively, the “related persons”), had or will have a direct or indirect material interest.

Compensation arrangements with our named executive officers and directors are described elsewhere in this proxy statement. There are no family relationships among any of our directors or executive officers. From time to time, we employ related persons and other family members of our officers and directors. Consistent with the policy described below, all such employment arrangements involving amounts exceeding $50,000 are reviewed by the Audit Committee. We may also sell products to related persons, and related persons may purchase products or services from our suppliers for individual use. If such arrangements fall within the terms of the policy described below, they will also be reviewed by the Audit Committee.

Policies and Procedures for Related Person Transactions

Our Board has in place a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is administered by our Audit Committee and covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $50,000 and a related person had or will have a direct or indirect material interest. Our Board determined to set the threshold for approval of related person transactions in the policy at an amount lower than that which may be required to be disclosed under the SEC rules and regulations because we believe that it is appropriate for our Audit Committee to review transactions or potential transactions in which the amount involved exceeds $50,000, as opposed to $120,000. Pursuant to this policy, our Audit Committee will consider (a) the relevant facts and circumstances of the related person transaction, including if the related person transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party, (b) the extent of the related person’s interest in the related person transaction, (c) whether the related person transaction contravenes the conflict of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, (d) the input of the Chief Financial Officer following due consultation, (e) whether the relationship underlying the related person transaction at issue is believed to serve the best interest of us and our shareholders, and (f) the effect that a director’s related person transaction may have on such director’s status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC rules and Nasdaq listing standards.

Each related person will present to our Audit Committee each proposed related person transaction to which such related person is a party, including all relevant facts and circumstances relating thereto, and will update the Audit Committee as to any material changes to any related person transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Related party transactions do not include: (i) the payment of compensation by us to our executive officers or directors; (ii) indebtedness due from a related person for transactions in the ordinary course; (iii) a transaction in which the interest of the related person arises solely from ownership of a class of our securities where all holders of that class of securities receive the same benefit, on a pro-rata basis, from the transaction; or (iv) a transaction in which the rates or charges involved are determined by competitive bids. Additionally, certain types of transactions have been pre-approved by our Audit Committee under the policy as not involving a material interest. These pre-approved transactions include transactions in the ordinary course of business where the related party’s interest arises only: (i) from his or her position as a director of another entity that is party to the transaction; (ii) from an equity interest of less than 5% in another entity that is party to the transaction (other than a partnership); or (iii) from a limited partnership interest of less than 5%, subject to certain limitations. No director will be permitted to participate in the approval of a related person transaction for which he or she is a related party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 8, 2025, information regarding beneficial ownership of our common stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of April 8, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Shares of our common stock that are subject to options currently exercisable or exercisable within 60 days of April 8, 2025 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership on 44,729,924 shares of our common stock outstanding on April 8, 2025.

Unless otherwise noted below, the address for each of the shareholders in the table below is c/o Tile Shop Holdings, Inc., 14000 Carlson Parkway, Plymouth, Minnesota 55441.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Shareholders:
Fund 1 Investments, LLC(1)	12,742,033	28.5%
Peter J. Jacullo III, Director(2)(14)	8,427,832	18.8%
Peter H. Kamin, Chairman of the Board(3)(14)	6,985,096	15.6%
Savitr Capital LLC(4)	2,770,535	6.2%
Cannell Capital LLC(5)	2,453,327	5.5%

Named Executive Officers and Directors (not otherwise included above):
Cabell Lolmaugh, Chief Executive Officer, President and Director(6)(14)	409,796	*
Mark B. Davis, Senior Vice President and Chief Financial Officer(7)	134,989	*
Joseph Kinder, Senior Vice President, Supply Chain and Distribution(8)	184,341	*
Karla Lunan, Former Senior Vice President and Chief Financial Officer(9)	7,028	*
Mark J. Bonney, Director(10)	115,814	*
Deborah K. Glasser, Director(11)	167,206	*
Linda Solheid, Director(12)	102,508	*
All Current Executive Officers and Directors as a Group (8 persons)(13)	16,527,582	36.7%

*  Represents beneficial ownership of less than 1% of the outstanding common stock.

(1)	Based on a Schedule 13G/A filed with the SEC on February 14, 2025 and a Form 4 filed April 3, 2025 by Fund 1 Investments, LLC, Fund 1 Investments, LLC holds shared voting and dispositive power over 12,742,033 shares of common stock, of which 11,739,826 shares are held for the benefit of PLP Funds Master Fund LP and an additional private investment vehicle and 1,002,207 shares are held for the benefit of an unaffiliated private fund. Pleasant Lake Partners LLC serves as investment adviser for these funds. Fund 1 Investments, LLC serves as managing member of Pleasant Lake Partners LLC. Jonathan Lennon serves as managing member of Fund 1 Investments, LLC. Each of Fund 1 Investments, LLC, Pleasant Lake Partners LLC, and Mr. Lennon disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein. The business address of Fund 1 Investments, LLC is 100 Carr 115 Unit 1900, Rincon, Puerto Rico 00677.

(2)	Based on a Schedule 13D/A filed with the SEC on January 13, 2023 by JWTS, Inc. (“JWTS”), Peter J. Jacullo III, and the Katherine D. Jacullo Children’s 1993 Irrevocable Trust (the “Jacullo Trust”) and a Form 4 filed by Mr. Jacullo with the SEC on June 21, 2024. JWTS directly holds 3,191,180 shares of common stock and has sole voting and dispositive power with respect to such shares. Mr. Jacullo is the President and sole member of the board of directors of JWTS, holds sole voting and dispositive power over the securities held by JWTS, and may be deemed to beneficially own the securities held by JWTS. The Jacullo Trust directly holds 4,706,489 shares of common stock and has sole voting and dispositive power with respect to such shares. Mr. Jacullo is a co-trustee of the Jacullo Trust, holds shared voting and dispositive power over the securities held by the Jacullo Trust, and may be deemed to beneficially own the securities held by the Jacullo Trust. Mr. Jacullo disclaims beneficial ownership of the shares of common stock held by the Jacullo Trust, except to the extent of his pecuniary interest therein. Mr. Jacullo directly holds 530,163 shares of common stock over which he has sole voting and dispositive power, including 15,133 shares of unvested restricted common stock, which will vest on June 3, 2025.

(3)	Based on a Schedule 13D/A filed with the SEC on January 13, 2023 by Peter H. Kamin and a Form 4 filed by Mr. Kamin with the SEC on June 21, 2024. Includes (i) 1,695,320 shares of common stock held by the Peter H. Kamin Revocable Trust dated February 2003, of which Peter H. Kamin is the trustee; (ii) 1,033,733 shares of common stock held by the Peter H. Kamin Childrens Trust dated March 1997, of which Mr. Kamin is the trustee; (iii) 117,453 shares of common stock held by the Peter H. Kamin Family Foundation, of which Mr. Kamin is the trustee; (iv) 328,711 shares of common stock held by the Peter H. Kamin GST Trust, of which Mr. Kamin is the trustee; (v) 333,495 shares of common stock held by 3K Limited Partnership, of which Mr. Kamin is the general partner; and (vi) 3,476,384 shares of common stock directly held by Mr. Kamin, including 28,752 shares of unvested restricted common stock, which will vest on June 3, 2025. Mr. Kamin has sole voting and dispositive power over all such shares.

(4)	Based on a Schedule 13G filed with the SEC on January 28, 2020 by Savitr Capital LLC (“Savitr”), Savitr holds shared voting and dispositive power over 2,770,535 shares of common stock. The business address of Savitr is 600 Montgomery Street, 47th Floor, San Francisco, California 94111.

(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2023 by Cannell Capital LLC and J. Carlo Cannell, Cannell Capital LLC and Mr. Cannell hold shared voting and dispositive power over 2,453,327 shares of common stock. Cannell Capital LLC acts as an investment adviser. Mr. Cannell is the managing member of Cannell Capital LLC. The business address of the reporting persons is 245 Meriwether Circle, Alta, Wyoming 83414.

(6)	Includes 92,870 shares of unvested restricted common stock held by Mr. Lolmaugh and options to purchase 179,967 shares of common stock that are currently exercisable or will become exercisable within 60 days of April 8, 2025.

(7)	Includes 60,596 shares of unvested restricted common stock held by Mr. Davis and options to purchase 5,400 shares of common stock that are currently exercisable or will become exercisable within 60 days of April 8, 2025.

(8)	Includes 53,204 shares of unvested restricted common stock held by Mr. Kinder and options to purchase 76,900 shares of common stock that are currently exercisable or will become exercisable within 60 days of April 8, 2025, as well as 600 shares of common stock directly owned by Mr. Kinder’s spouse.

(9)	Ms. Lunan, a former executive officer who is listed in the Summary Compensation Table, previously served as Senior Vice President and Chief Financial Officer until April 1, 2024. The number of shares is based on the Company’s records.

(10)	Includes 10,593 shares of unvested restricted stock held by Mr. Bonney, which will vest on June 3, 2025.

(11)	Includes 17,403 shares of unvested restricted stock held by Ms. Glasser, which will vest on June 3, 2025 and 3,384 shares of common stock directly owned by Ms. Glasser’s spouse.

(12)	Includes 15,133 shares of unvested restricted stock held by Ms. Solheid, which will vest on June 3, 2025.

(13)	Includes 293,684 shares of unvested restricted common stock (of which 87,014 shares will vest on June 3, 2025) and options to purchase 262,267 shares of common stock that are currently exercisable or will become exercisable within 60 days of April 8, 2025. This group includes all current directors and executive officers.

(14)	On January 10, 2020, the then-serving directors delivered Director Standstill Commitments to us, as described under “Director Compensation-Standstill Agreements.”

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on a review of the copies of such reports and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with during the fiscal year ended December 31, 2024, except that a Form 4 filed on August 30, 2024 by Fund 1 Investments, LLC was filed untimely with respect to reporting the purchase of shares on August 27, 2024 and a Form 4 filed on September 16, 2024 by Fund 1 Investments, LLC was filed untimely with respect to reporting the purchase of shares on September 11, 2024.

FORM 10-K INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (without exhibits) accompanies this notice of meeting and proxy statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material. We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, any exhibit described in the list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to our furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to our Secretary at 14000 Carlson Parkway, Plymouth, Minnesota 55441.

OTHER MATTERS

The Board and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the Annual Meeting or any adjournment of the Annual Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors

 /s/ Cabell H. Lolmaugh

Cabell H. Lolmaugh

Chief Executive Officer, President and Director

Plymouth, Minnesota

April 11, 2025

APPENDIX A

NON-GAAP RECONCILIATION TABLES AND DISCLOSURES REGARDING NON-GAAP
FINANCIAL MEASURES

The reconciliation of Adjusted EBITDA to net income for the years ended December 31, 2022 through December 31, 2024 was as follows:

	Years Ended December 31,
	2024	2023	2022

	(in thousands)
Net income	$2,321	$10,071	$15,703
Interest expense, net	275	2,164	1,579
Provision (benefit) for income taxes	921	3,923	5,327
Depreciation & amortization	17,759	21,229	25,142
Stock based compensation	1,338	1,392	1,832
Adjusted EBITDA	$22,614	$38,779	$49,583

The calculation of pretax return on capital employed is as follows:

	December 31,
($ in thousands)	2024(1)	2023(1)
Income from operations	$3,517	$16,158

Total Assets	322,131	324,880
Less: Accounts payable	(22,842)	(24,885)
Less: Income tax payable	(375)	(519)
Less: Other accrued liabilities	(30,481)	(32,728)
Less: Lease liability	(141,157)	(131,840)
Less: Other long-term liabilities	(4,716)	(4,585)
Capital Employed	$122,560	$130,323

Pretax Return on Capital Employed	2.9%	12.4%

(1)	Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. The Company calculates pretax return on capital employed by taking income from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate Adjusted EBITDA and pretax return on capital employed differently, limiting the usefulness of this measure for comparative purposes.

The Company believes that Adjusted EBITDA and pretax return of capital employed provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining such non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V62589-P27596 ! ! ! 01) Peter J. Jacullo III 02) Cabell H. Lolmaugh For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. TILE SHOP HOLDINGS, INC. 14000 CARLSON PARKWAY PLYMOUTH, MN 55441 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Nominees: 3. To approve, on a non-binding advisory basis, named executive officer compensation. 4. To approve, on a non-binding advisory basis, the frequency of the advisory stockholder vote to approve named executive officer compensation. 2. To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. 1. Election of Directors TILE SHOP HOLDINGS, INC. The Board of Directors recommends you vote FOR ALL of the following nominees: The Board of Directors recommends you vote FOR proposals 2 and 3 and vote 1 YEAR on proposal 4. NOTE: Proposal 1 is to elect Messrs. Jacullo and Lolmaugh as Class I directors to hold office until the 2028 Annual Meeting of Stockholders. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof. ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TTSH2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V62590-P27596 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. TILE SHOP HOLDINGS, INC. Annual Meeting of Stockholders June 3, 2025 10:00 AM (Central Time) This proxy is solicited by the Board of Directors The undersigned hereby appoints Cabell H. Lolmaugh and Peter H. Kamin, and each of them individually, as attorneys and proxies of the undersigned, with the power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote all of the shares of stock of Tile Shop Holdings, Inc., a Delaware corporation, held of record by the undersigned as of April 8, 2025 with all the power which the undersigned would have if present at the Annual Meeting of Stockholders to be held online on June 3, 2025, at 10:00 AM (Central Time) and any adjournment or postponement thereof, as fully and with the same force and effect as the undersigned might or could so act if present thereat, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side